Exhibit 4.2(a)

MACDERMID, INCORPORATED
EMPLOYEE SAVINGS AND 401(K) PLAN

(Established Effective January 1, 2014)

MACDERMID, INCORPORATED
EMPLOYEE SAVINGS AND 401(K) PLAN
Table of Contents
Page
ARTICLE I Preamble    4
ARTICLE II Definitions and Construction    4
2.1    “Administrator”    4
2.2    “Affiliated Company”    4
2.3    “Annual Addition”    4
2.4    “Approved Leave”    4
2.5    “Board of Directors”    5
2.6    “Break in Service”    5
2.7    “Catch-Up Contribution”    5
2.8    “Catch-Up Contribution Limit”    5
2.9    “Code”    5
2.10    “Company”    5
2.11    “Company Matching Contribution”    5
2.12    “Company Matching Contribution Account”    6
2.13    “Company Non-Elective Contribution”    6
2.14    “Company Non-Elective Contribution Account”    6
2.15    “Compensation”    6
2.16    “Continuous Employment”    8
2.17    “Credited Service”    8
2.18    “Effective Date”    8
2.19    “Elective Contribution”    8
2.20    “Elective Contribution Account”    8
2.21    “Employee”    8
2.22    “Employer Profit Sharing Contribution”    9
2.23    “Employer Profit Sharing Contribution Account”    9
2.24    “ERISA”    9
2.25    “Fiduciary”    9
2.26    “Forfeiture”    9
2.27    “Highly Compensated Employee”    9
2.28    “Hours of Service”    9
2.29    “Income”    13
2.30    “Investment Committee”    13
2.31    “Investment Manager”    13
2.32    “Normal Retirement Age”    13
2.33    “Participant”    13
2.34    “Plan”    13
2.35    “Plan Year” or “Limitation Year”    13
2.36    “Roth Elective Contribution”    13
2.37    “Roth Elective Contribution Account”    13
2.38    “Trustee”    14
2.39    “Trust Agreement”    14
2.40    “Trust Fund”    14
2.41    “Valuation Date”    14
ARTICLE III Participation and Service    15
3.1    Participation.    15
3.2    Automatic Enrollments.    15
3.3    Termination of Participation.    16
3.4    Rejoining After Termination of Participation.    16
3.5    Inactive Status.    16
3.6    Military Service.    16
ARTICLE IV Contributions    17
4.1    Employer Profit Sharing Contributions.    17
4.2    Employer Non-Elective Contributions.    17

4.3    Elective Contributions.    18
4.4    Employee Roth Contributions.    20
4.5    Employer Matching Contributions.    20
4.6    Limitations on Allocations to Participants.    21
4.7    Limit on Contributions of Company.    26
4.8    Limited Return of Contributions.    26
ARTICLE V Allocations to Participants’ Accounts    27
5.1    Individual Accounts.    27
5.2    Computation and Allocation of Employer Profit Sharing Contributions.    27
5.3    Allocation of Company Contributions.    27
5.4    Allocation of Elective Contributions.    27
5.5    Allocation of Income and Dividends.    27
5.6    Forfeitures.    28
5.7    Account Value.    28
5.8    Investment Options Under Plan.    28
5.9    Transfers Among Investment Funds.    29
5.10    Special Diversification Requirements    29
5.11    Interest of Participants in Trust Fund.    30
ARTICLE VI Benefits    31
6.1    Retirement.    31
6.2    Disability.    31
6.3    Benefits on Death.    31
6.4    Vesting.    32
6.5    Changes in Vesting Schedule.    32
6.6    Manner of Payment of Benefits.    32
6.7    Cash‑Outs of Certain Benefits.    34
6.8    Restoration of Benefits.    35
6.9    Direct Rollover.    35
6.10    Immediate Distributions.    35
6.11    Required Distributions.    36
6.12    Latest Commencement Date of Benefits.    37
6.13    Nonalienation of Benefits.    37
6.14    Distributions Required by a Qualified Domestic Relations Order.    39
6.15    No Vested Rights.    39
6.16    Incapacity of Payee.    39
6.17    In-Service Distributions.    39
ARTICLE VII Withdrawals    39
7.1    Hardship Withdrawals.    39
7.2    Loans To Participants.    41
ARTICLE VIII Top‑Heavy Provisions    43
8.1    Top‑Heavy Minimum Contributions.    43
8.2    Top‑Heavy Vesting.    43
8.3    Definitions.    43
8.4    Determination of Top Heavy Status.    45
8.5    Matching Contributions.    45
ARTICLE IX Trustee    46
9.1    Appointment.    46
9.2    Removal and Replacement.    46
9.3    Changes in Trust Arrangements.    46
9.4    Group or Common Trust Funds.    46
ARTICLE X Administration of Plan    47
10.1    Allocation of Fiduciary Responsibility.    47
10.2    Appointment of Administrator.    47
10.3    Power and Duties.    47
10.4    Effect of Interpretation or Determination.    48
10.5    Nondiscriminatory Exercise of Authority.    49
10.6    Named Fiduciary.    49
10.7    Indemnification.    49
10.8    Examination of Records.    49

10.9    Claims and Review Procedures.    49
10.10    Membership of Investment Committee.    50
10.11    Action by Investment Committee.    50
10.12    Investment Instructions.    50
10.13    Nondiscrimination and Standard of Care.    51
10.14    Payment of Expenses.    51
10.15    Compensation and Indemnification.    51
ARTICLE XI Amendment and Termination    52
11.1    Amendment.    52
11.2    Termination.    53
11.3    Notices with Respect to Termination.    53
ARTICLE XII Miscellaneous Provisions    54
12.1    Participant and Employee Rights.    54
12.2    Exclusive Benefit.    54
12.3    Release by Participants.    54
12.4    Merger.    54
12.5    Governing Law.    54

ARTICLE I

Preamble
This instrument sets forth the terms and conditions of the MacDermid, Incorporated Employee Savings and 401(k) Plan (the “Plan”) established effective generally as of January 1, 2014. The Plan and the related trust are intended to qualify as a discretionary contribution individual account plan under Section 401(a) and Section 501(a) of the Code, respectively, and the cash-or-deferred arrangement under the Plan is intended to qualify under Section 401(k) of the Code.

Definitions and Construction
Whenever used in this instrument:
1.1    “Administrator” means the person or persons appointed pursuant to Article X to administer the Plan in accordance with said Article.
1.2    “Affiliated Company” means (a) any corporation (other than the Company) which is a member of a controlled group of corporations (as defined in Section 414(b) of the Code) with the Company; (b) any trade or business (other than the Company), whether or not incorporated, which is under common control (as defined in Section 414(c) of the Code) with the Company; (c) any trade or business (other than the Company) which is a member of an affiliated service group (as defined in Section 414(m) of the Code) of which the Company is also a member; or (d) any entity (other than the Company) required to be aggregated with the Company pursuant to regulations issued under Section 414(o) of the Code; provided, that the term “Affiliated Company” shall not include any corporation, unincorporated trade or business or other entity prior to the date on which such corporation, trade or business or entity satisfies the affiliation or control test of (a), (b), (c) or (d) above. In identifying “Affiliated Companies” for purposes of Section 4.6(a), the definitions in Sections 414(b) and (c) of the Code will be modified as provided in Section 415(h) of the Code.
1.3    “Annual Addition” means the sum of the following amounts credited to a Participant’s account for any limitation year: (a) Company contributions; (b) Participant contributions; and (c) forfeitures. Notwithstanding the foregoing, a Participant’s Annual Additions do not include a Participant’s rollovers, loan repayments, Catch-up Contributions, repayments of prior Plan distributions, direct transfers of contributions from another plan to this Plan, deductible contributions to a simplified employee pension plan, or voluntary deductible contributions.
1.4    “Approved Leave” means a leave of absence authorized by the Company under the Company’s standard personnel practices; provided, that all persons under similar circumstances must be treated alike in the granting of such Approved Leaves; and provided further, that the Participant returns within the period specified in the Approved Leave.
1.5    “Board of Directors” means the Board of Directors of MacDermid, Incorporated.
1.6    “Break in Service” means one or more consecutive One Year Breaks in Service. The term “One Year Break in Service” means, with respect to any person, a Plan Year during which the person does not complete 500 or more Hours of Service, except as otherwise provided herein. An Approved Leave shall not constitute a Break in Service, but shall not be considered as Credited Service under the Plan, except as otherwise specifically provided herein.
1.7    “Catch-Up Contribution” means Elective Contributions made to the Plan that are in excess of an otherwise applicable Plan limit and that are made by Participants who are age 50 or over by the end of their taxable year. An otherwise applicable Plan limit is a limit in the Plan that applies to Elective Contributions without regard to Catch-Up Contributions, such as (a) the limit on Annual Additions; (b) the dollar limit on elective deferrals under Code Section 402(g) (not counting Catch-Up Contributions); (c) the limit imposed by the actual deferral percentage test under Code Section 401(k)(3); or (d) a Plan imposed limit set forth in a resolution properly executed by the Company which is considered to be an amendment to the Plan. Catch-Up Contributions are not subject to the limit on Annual Additions, are not counted in the actual deferral percentage test, and are not counted in determining the top heavy minimum allocations under Code Section 416. However, Catch-Up Contributions made in prior years are counted in determining whether the Plan is top-heavy under Article VIII. The total amount of Catch-Up Contributions for any taxable year will not exceed the Catch-Up Contribution Limit.

1.8    “Catch-Up Contribution Limit” means the statutory limit on Catch-Up Contributions for a Participant for any taxable year. A Participant’s Catch-Up Contributions for a taxable year may not exceed (a) the dollar limit on Catch-Up Contributions under Code Section 414(v)(2)(B)(i) for the taxable year, or (b) when added to other Elective Contributions, 100% of the Participant’s Compensation for the taxable year. The dollar limit on Catch-Up Contributions under Code Section 414(v)(2)(B)(i) is $5,000, subject to adjustment by the Secretary of the Treasury for cost-of-living increases under Code Section 414(v)(2)(C). Any such adjustments will be in multiples of $500.
1.9    “Code” means the Internal Revenue Code of 1986, as from time to time amended.
1.10    “Company” means MacDermid, Incorporated, a corporation organized and existing under the laws of the State of Connecticut, and any Affiliated Company which adopts the Plan with the consent of MacDermid, Incorporated. Without limiting the foregoing, the meaning of the term “Company” includes (i) Platform Delaware Holdings, Inc. with respect to employees of such entity as of the Effective Date, and (ii) Platform Specialty Products Corporation with respect to employees of such entity as of the Effective Date.
1.11    “Company Matching Contribution” means a Company contribution made to the Plan on behalf of a Participant on account of a Participant’s Elective Contributions. A Company Matching Contribution that is intended to constitute a qualified matching contribution means a Company contribution made to the Plan on account of Elective Contributions made by a Participant that is subject to the distribution (but financial hardship distributions are not permitted) and non-forfeitability requirements of Code Section 401(k) when made to the Plan. Qualified matching contributions are available for either the actual deferral percentage or actual contribution percentage test. Qualified matching contributions may be used to satisfy the top heavy minimum allocation requirement pursuant to Article VIII. Qualified matching contributions can only be distributed upon the earliest to occur of the following dates: (a) a Participant separates from service with the Company; (b) a Participant dies; (c) a Participant suffers a disability; (d) an event that is described in Code Section 401(k)(10) occurs; or (e) a Participant reaches age 59½ (if on or before such date, a pre-retirement in-service withdrawal of qualified matching contributions is permitted under the Plan).
1.12    “Company Matching Contribution Account” means the account to which a Participant’s Company Matching Contributions are allocated.
1.13    “Company Non-Elective Contribution” means a Company contribution that (a) is allocated to a Participant’s Non-Elective Contribution Account, (b) the Participant may not elect to receive in cash until such contributions are distributed from the Plan; and (c) is not intended to be used to automatically satisfy the actual deferral percentage test. A Company Non-Elective Contribution that is intended to constitute a “qualified non-elective contribution” means a Company contribution (other than a Matching Contribution) that is allocated to Participant’s account and that satisfies the following requirements: (a) a qualified non-elective contribution may be used for the purpose of satisfying either the actual deferral percentage or actual contribution percentage test; (b) a Participant may not elect to receive a qualified non-elective contribution in cash until distributed from the Plan; (c) a qualified non-elective contribution is subject to the distribution (but financial hardship distributions are not permitted) and non-forfeitability requirements of Code Section 401(k) when made to the Plan. Qualified non-elective contributions may be used to satisfy the top heavy minimum allocation requirement under Article VIII. Any allocation formula for a qualified non-elective contribution must satisfy the additional requirements in Treasury Regulation Section 1.401(k)-2(a)(6) in order to be used in the actual deferral percentage test and Treasury Regulation Section 1.401(m)-2(a)(6) in order to be used in the actual contribution percentage test. Qualified non-elective contributions can only be distributed upon the earliest to occur of the following dates: (a) a Participant separates from service with the Company; (b) a Participant dies; (c) a Participant suffers a disability; (d) an event that is described in Code Section 401(k)(10) occurs; or (e) a Participant reaches age 59½ (if on or before such date, a pre-retirement in-service withdrawal of qualified non-elective contributions is permitted under the Plan).
1.14    “Company Non-Elective Contribution Account” means the account to which a Participant’s Company Non-Elective Contributions are allocated.
1.15    “Compensation” means, with respect to any Employee for a Plan Year:

(a)
During Employment. For purposes of Sections 2.30 and 4.6(a), for any Employee, while such Employee is currently employed by the Company, the Employee’s wages, salaries, fees for professional services and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the Company to the extent that the amounts are includable in gross income (or to the extent that the amounts would have been received and includible in gross income but for an election under Sections 125(a), 132(f)(4), 402(e)(3), 402(h)(1)(B), 402(k), 457(b) of the Code),

including but not limited to commissions paid to salesmen, compensation for services on the basis of a percentage of profits, commissions on insurance premiums, tips, bonuses, fringe benefits, reimbursements, expense allowances, and any amounts includible in an Employee’s gross income under Section 409A, but not including any items excludable from the definition of compensation under Treasury Regulation Section 1.415(c)-2(d)(3).

(b)	Post-Severance. For purposes of Sections 2.30 and 4.6(a), for any Employee, after such Employee has separated from service with the Company:

(i)
Payments Made Within 2-½ Months from Separation from Service. Amounts described in paragraph (a) above, that are paid (1) within two and one half months of the Employee’s separation from service or (2) at the end of the limitation year that included the Employee’s date of separation from service;

(ii)
Regular Wages Pages After Separation from Service. Payments of regular compensation for services during an Employee’s regular working hours, or compensation for services outside of an Employee’s regular working hours (such as overtime or shift differential), commissions, bonuses, or other similar payments that would have been paid to the employee prior to a severance from employment if such Employee had continued to be employed by the Company;

(iii)
Leave Cashouts and Deferred Compensation. Payments for unused accrued bona fide sick, vacation, or other leave, but only if an Employee would have been able to use the leave if such Employee had continued to be employed by the Company or amounts received by an Employee pursuant to a nonqualified unfunded deferred compensation plan, but only if the payment would have been paid to such Employee at the same time if such Employee had continued to be employed by the Company and only to the extent such amount is includible in such Employee’s gross income;

(iv)
Salary Continuation Payments for Military Service and Disabled Participants. Payments to a Participant who is no longer an Employee because of qualified military service (as defined in Section 414(u)(1) of the Code) or permanent and total disability (as defined in Section 22(e)(3) of the Code) that are not in excess of the amounts such Participant would have received if such Participant had continued to be employed by the Company.

(v)
Wage Differential for Military Service. A Participant’s compensation shall include differential wage payments, if any, as defined in Section 3401(h) of the Code, and such amounts shall be taken into account for purposes of determining the Participant’s contributions and benefits under the Plan.

For all other purposes under the Plan, for any Employee, the Employee’s total compensation which is reportable as income subject to federal income tax withholding paid to the Employee during the Plan Year or which would have been so paid if not deferred by the Employee’s election under Section 4.3 or under any cafeteria plan maintained by the Company.
Consistent with Section 401(a)(17) of the Code, the Compensation of each Participant for any Plan Year shall be limited to $200,000 (as adjusted from time to time by the Secretary of the Treasury or his delegate).
1.16    “Continuous Employment” means the aggregate regular and customary employment by the Company for a period of one or more complete Plan Years, including periods of Approved Leave, and shall include all complete Plan Years of employment whether continuous or interrupted. If an Employee is absent solely because of sickness or disability, he shall be deemed an eligible Employee continuously employed during such period as the Company continues him on its payroll, but he shall not be deemed an eligible Employee or continuously employed during such absence after such period unless absent on Approved Leave.
1.17    “Credited Service” means, with respect to any person, the number of Plan Years during each of which such person has completed at least 1,000 Hours of Service; provided, however, that:

(a)
Notwithstanding anything in this Section 2.17 to the contrary, for any Participant as of January 1, 2014, the Participant’s last period of Continuous Employment with the Company prior to January 1, 2014 shall be counted as Credited Service.

(b)
In the case of any person who does not have any nonforfeitable right to a benefit derived from Company contributions, years of Credited Service prior to any Break in Service shall not be taken into account if the number of consecutive One Year Breaks in Service is five or more. The aggregate number of years of Credited Service prior to such Break in Service shall be deemed not to include any years of Credited Service not required to be taken into account under this Section by reason of any prior Break in Service.

1.18    “Effective Date” means, with respect to the restatement of the Plan set forth in this instrument, January 1, 2014.
1.19    “Elective Contribution” means the contribution made to the Plan on behalf of a Participant under Section 4.3(a).
1.20    “Elective Contribution Account” means an Elective Contribution Account maintained for a Participant to record his Elective Contributions and adjustments thereto.
1.21    “Employee” means any person between whom and the Company or an Affiliated Company there exists the common law relationship of employee and employer and who is receiving remuneration for personal services rendered to the Company or an Affiliated Company, as the case may be, including any person absent on Approved Leave and any person who is also an officer or director of the Company or an Affiliated Company, but excluding (a) any person who merely receives from the Company, an Affiliated Company or the Trust a retirement allowance or benefit, retainer or fee under contract but who is not otherwise an employee, (b) any employee who is regularly assigned to a position that is covered by or subject to a general bargaining obligation, agreement or good faith impasse between the Company or an Affiliated Company and a labor organization which the Company or the Affiliated Company is legally obligated to recognize as such employee’s exclusive bargaining representative, except to the extent that the bargaining agreement between the Company (or Affiliated Company) and such representative provides otherwise, (c) any person who is a nonresident alien and who receives no earned income from the Company or an Affiliated Company which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code), and (d) any person engaged by the Company or any Affiliated Company, whether or not pursuant to a written agreement, for a term of less than twelve months, provided, however, that if the duration of such employment equals or exceeds twelve months, such person shall not be excluded from status as an “Employee” by operation of this clause (d). Any person who is a “leased employee,” within the meaning of Section 414(n) of the Code, and any person required to be considered an employee pursuant to regulations under Section 414(o) of the Code, shall be considered an employee to the extent required under such Section; provided, that no such person shall be eligible to become a Participant until he is actually employed by the Company.
1.22     “Employer Profit Sharing Contribution” means the amount contributed by the Company under the Plan for each Plan Year pursuant to Section 4.1.
1.23    “Employer Profit Sharing Contribution Account” means the account maintained for a Participant to record his share of the contributions of the Company under Section 4.1 and adjustments thereto.
1.24    “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
1.25    “Fiduciary” means the Investment Committee, the Administrator and the Trustee, but only with respect to the specific responsibilities of each with respect to the administration of the Plan and Trust Fund, as provided in Article X.
1.26    “Forfeiture” means the portion of a Participant’s account balances attributable to Company contributions which is forfeited because of termination of employment before full vesting.
1.27    “Highly Compensated Employee” means an Employee who (i) was a 5-percent owner, as defined in Section 416(i)(1) of the Code, of the Company at any time during the Plan Year or the preceding Plan Year, or (ii) for the preceding Plan Year received Compensation from the Company in excess of $80,000 (adjusted as provided in Section 415(d) of the Code), and was in the top twenty percent of all Employees of the Company on the basis of Compensation for such preceding Plan Year.
1.28    “Hours of Service” means for any Employee during any period of time on or after the Effective Date:

(a)
Each hour on or after the Effective Date for which the Employee is directly or indirectly paid, or entitled to payment, for the performance of duties for the Company or an Affiliated Company, each such hour to be credited to the Employee for the computation period in which such duties were performed.

(b)
(i)    Each hour on or after the Effective Date for which the Employee is directly or indirectly paid, or entitled to payment, on account of any of the following periods during which no duties are performed; provided, however, that no more than 501 Hours of Service shall be credited under this paragraph (b) to any person on account of any single continuous period during which he performs no duties; and further provided, that Hours of Service shall not be credited under this paragraph (b) for a payment which solely reimburses the Employee for medically related expenses incurred by the Employee, or which is made or due under a plan maintained solely for the purpose of complying with applicable worker’s compensation, unemployment compensation or disability insurance laws:

(A)    Periods of time during which the Employee has been excused from work by the Company or an Affiliated Company by reason of vacation, holiday, illness, incapacity (including disability), layoff or jury duty; provided, that in the event that such person fails to return to work upon the expiration of the period for which he has been so excused, his employment shall be deemed to terminate upon such expiration;
(B)    Periods of Approved Leave authorized in writing by the Company; provided, that in the event the Employee fails to return to the active employ of the Company or the Affiliated Company upon the expiration of the period of such Approved Leave his employment shall be deemed to terminate upon such expiration;

(ii)
(A)    In the case of a payment made or due which is calculated on the basis of units of time, the number of Hours of Service to be credited shall be the number of regularly scheduled working hours included in the units of time on the basis of which the payment is calculated. Such hours shall be credited to the computation period in which the period during which no duties are performed occurs, beginning with the first unit of time to which the payment relates.

(B)    In the case of a payment made or due which is not calculated on the basis of units of time, the number of Hours of Service to be credited shall be equal to the amount of the payment divided by the person’s most recent hourly rate of compensation before the period during which no duties are performed. For purposes of this subparagraph (b)(ii)(B), a person’s most recent hourly rate of compensation shall be (1) if his compensation is determined on the basis of an hourly rate, his most recent hourly rate of compensation, (2) if his compensation is determined on the basis of a fixed rate for specified periods of time (other than hours), his most recent rate of compensation for such specified period of time divided by the number of hours regularly scheduled for the performance of duties during such period of time, and (3) if his compensation is not determined on the basis of a fixed rate for specified periods of time, the lowest hourly rate of compensation paid to employees in the same job classification as his, or if no employees in the same job classification have an hourly rate, the minimum wage as established from time to time under Section 6(a)(1) of the Fair Labor Standards Act of 1938, as amended. Any hours to be credited under this subparagraph (b)(ii)(B) shall be credited to the computation period in which the period during which no duties are performed occurs, or if the period during which no duties are performed extends beyond one computation period, shall be allocated between not more than the first two computation periods on any reasonable basis which is consistently applied with respect to all employees within the same job classification, reasonably defined.

(iii)
Notwithstanding any of the foregoing provisions of this paragraph (b), a person is not required to be credited hereunder on account of a period during which no duties are performed with a number of Hours of Service which is greater than the number of hours regularly scheduled for the performance of duties during such period.

(iv)	For purposes of this paragraph (b), in the case of a person without a regular work schedule, such person shall be deemed to have a 40 hour work week.

(c)
To the extent not already credited under paragraph (a) or (b) of this Section, each hour on or after the Effective Date for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by the Company or the Affiliated Company, each such hour being credited to the computation period to which such award or agreement pertains; provided, that crediting of Hours of Service under this paragraph (c) with respect to periods described in paragraph (b) shall be subject to the limitations set forth in such paragraph (b).

(d)
To the extent not already described under paragraph (a), (b), or (c) of this Section, each hour on or after the Effective Date as is determined by the Company to be credited for periods covered by leaves of absence authorized by it or an Affiliated Company; provided, however, that all such determinations shall be uniform and applicable to all persons similarly situated.

(e)
Solely for purposes of determining whether a Break in Service has occurred, with respect to a person who furnishes to the Administrator such information as shall be reasonably required to establish that he is absent from work for maternity or paternity reasons, the number of Hours of Service which would normally have been credited to him during such absence but for such absence (or, if the number of such Hours of Service cannot be determined, eight Hours of Service for each day of such absence); provided, however, that no more than 501 Hours of Service shall be credited with respect to any such maternity or paternity absence.

For purposes of this paragraph (e), an absence from work for maternity or paternity reasons means an absence (i) by reason of the pregnancy of the Employee, (ii) by reason of the birth of a child of the Employee, (iii) by reason of the placement of a child with the Employee in connection with the adoption of such child by such Employee, or (iv) for purposes of caring for such child for a period beginning immediately following such birth or placement.
Hours of Service credited in accordance with this paragraph (e) shall be credited for the computation period in which the absence begins, if necessary to prevent the Employee from incurring a Break in Service in such period, or if not, in the computation period following the period in which the absence begins if necessary to prevent such a Break in Service in that period.

(f)
To the extent not already credited under paragraph (a), (b), (c), (d), or (e) of this Section, each period after the Effective Date of qualified military service in the uniformed services (as defined for purposes of Section 414(u)(5) of the Code and the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”)) served by an Employee shall be considered, upon reemployment of the Employee by the Company under USERRA, for purposes of the Plan to be service with the Company. For benefit accrual purposes, each Participant who dies or becomes disabled within the meaning of Section 6.2 while performing qualified military service, within the meaning of Section 414(u)(9) of the Code with respect to the Company shall be treated as if such Participant had resumed employment in accordance with the individual's reemployment rights under USERRA, on the day preceding death or disability (as the case may be) and terminated employment on the actual date of death or disability. All Participants performing qualified military service with respect to the Company who die or became disabled as a result of performing qualified military service prior to reemployment by the Company shall be credited with service and benefits hereunder on reasonably equivalent terms. The amount of employee contributions and the amount of elective deferrals of each Participant treated as reemployed under this paragraph (f) shall be determined on the basis of such Participant’s average actual employee contributions or elective deferrals for the lesser of (i) the 12-month period of service with the Company immediately prior to qualified military service, or (ii) if service with the Company is less than such 12-month period, the actual length of continuous service with the Company.

(g)
With respect to Participants employed by the Company on the Effective Date, Hours of Service shall be determined in accordance with this Section 2.28 but shall include periods of continuous service ending on the Effective Date.

1.29    “Income” means the net gain or loss of the Trust Fund or of a separate investment fund within the Trust Fund, as the case may be, from investments, as reflected by interest payments, dividends, realized and unrealized gains and losses on investments and expenses paid from the Trust Fund. In determining the Income of the Trust Fund or any separate fund for any period, assets shall be valued on the basis of their fair market value.
1.30    “Investment Committee” means a committee appointed by the Board of Directors pursuant to Section 10.1.
1.31    “Investment Manager” means an investment adviser registered under the Investment Advisers Act of 1940, a bank as defined in that Act, or an insurance company qualified to manage, acquire or dispose of assets of the Plan under the laws of more than one State, which is appointed pursuant to Section 10.1 to manage, acquire or dispose of assets of the Plan.

1.32    “Normal Retirement Age” means age 65.
1.33    “Participant” means an Employee of the Company who has become a Participant in the Plan in the manner set forth in Article III.
1.34    “Plan” means the MacDermid, Incorporated Employee Savings and 401(k) Plan contained herein, as from time to time amended.
1.35    “Plan Year” or “Limitation Year” means the 12‑month period ending on December 31.
1.36    “Roth Elective Contribution” means a Participant’s Elective Contribution that (a) is includible in the Participant’s gross income at the time that the Elective Contribution is deferred, and (b) has been irrevocably designated as a Roth Elective Contribution by the Participant in his or her deferral election.
1.37    “Roth Elective Contribution Account” means the account into which a Participant’s Roth Elective Contributions are allocated and deposited. No contributions other than Roth Elective Contributions and properly attributable earnings will be credited to each Participant’s Roth Elective Contribution Account; and gains, losses and other credits or charges will be allocated on a reasonable and consistent basis to such Roth Elective Contribution Account. The Plan will maintain a record of the amount of Roth Elective Contributions in each Participant’s Roth Elective Contribution Account. Distributions from a Participant’s Roth Elective Contribution Account (other than corrective distributions) are not includible in the Participant’s gross income if the distribution is made after 5 years and after the Participant’s death, disability, or age 59½. Earnings on corrective distributions of Roth Elective Contributions are includible in the Participant’s gross income in the same manner as earnings on corrective distributions of Pre-tax Elective Contributions; however, corrective distributions of Roth Elective Contributions are not includible in the Participant’s gross income.
1.38     “Trustee” means, collectively, the trustee or trustees acting under the Trust Agreement.
1.39    “Trust Agreement” means the agreement between the Company and the Trustee establishing the trust.
1.40    “Trust Fund” means the principal and Income of the trust under the Trust Agreement.
1.41    “Valuation Date” means June 30, September 30, December 31 and March 31 of each Plan Year and such other dates as the Administrator may determine.
The masculine gender, where appearing in the Plan, shall be deemed to include the feminine gender, and the singular shall include the plural, unless the context indicates otherwise. The words “hereof”, “herein”, “hereunder” and other similar compounds of the word “here” shall mean and refer to the entire Plan, and not to any particular provision or Section.

ARTICLE II

Participation and Service
2.1    Participation.
Each individual who is an Employee of the Company on January 1, 2014 shall become a Participant in the Plan as of the Effective Date; provided, that he is an Employee of the Company on such date. Each other Employee of the Company shall become a Participant in the Plan in accordance with the following:

(a)
For purposes of making Elective Contributions, an Employee shall become a Participant as of the later of (i) the first day of the calendar month next following the date his employment with the Company begins and (ii) the earlier of the effective date of the first salary reduction agreement he files with the Administrator in accordance with Section 4.3 to have Elective Contributions made to the Plan on his behalf, or the effective date of his automatic enrollment pursuant to Section 3.2. No such Participant shall be entitled to an allocation of Company contributions, until the requirements of paragraph (b) have been satisfied.

(b)
For purposes of eligibility to receive a portion of a Company Profit Sharing Contribution, Matching Contribution or Non-Elective Contribution, an Employee shall become a Participant in the Plan on the first day of the calendar month next following the date his employment with the Company begins, provided, that he is at least 18 years of age as of such date. In the event that an Employee is ineligible to become a Participant under the preceding sentence solely because he is less than 18 years old, then he shall become a Participant in the Plan as of January 1 next following the date he attains 18 years of age provided that he is an Employee of the Company on such date. Notwithstanding the contrary, each Employee as of the Effective Date shall become a Participant on such date for purposes of eligibility to receive a portion of a Company Profit Sharing Contribution, Matching Contribution or Non-Elective Contribution for the Plan Year then commencing.

2.2    Automatic Enrollments. Each Employee eligible to make Elective Contributions pursuant to Section 3.1 shall be deemed to have authorized a reduction in such Employee’s Compensation equal to three percent (3%) of the Employee’s Compensation for the Plan Year, effective for the first payroll period commencing on or after the date such Employee becomes eligible to make Elective Contributions or such later payroll period as the Plan Administrator may designate on a nondiscriminatory basis; provided, that such deemed elections shall not be treated as Roth Elective Contributions (except to the extent so designated by the affected Participant, provided that no such designation shall be applied to Compensation deferred prior to the designation); and provided further that before the date that such an Employee becomes a Participant pursuant to this Section 3.2, the Employee shall be given notice of such deemed authorization and a reasonable opportunity to change the percentage of his or her Compensation (including to zero percent (0%)) to be contributed as Elective Contributions.
2.3    Termination of Participation. A Participant shall cease to be a Participant in the Plan on the first to occur of the following events:

(a)	His retirement at or after reaching Normal Retirement Age in accordance with Section 6.1;

(b)	His retirement as the result of disability in accordance with Section 6.2;

(c)	His death;

(d)	His termination of employment with the Company for reasons other than retirement, disability or death; and

(e)	The termination of the Plan (or if later, the date on which his or her account balances under the Plan are distributed in connection with the Plan’s termination).
2.4    Rejoining After Termination of Participation. Each Participant whose participation in the Plan terminates as a result of his retirement, disability or termination of employment for reasons other than retirement, disability or death shall again become a Participant as of the first day of his reemployment as an Employee of the Company.
2.5    Inactive Status. In the event that any Participant shall in any Plan Year accumulate 500 or more but less than 1,000 Hours of Employment or be on Approved Leave and have accumulated less than 1,000 Hours of Employment, his account balances attributable to Company contributions shall be placed on inactive status. In such case, such Plan Year shall not be considered as a period of Credited Service for the purpose of determining the Participant’s vested interest in accordance with Section 6.4, and the Participant shall not share in the Company contribution or in Forfeiture allocations for any such Year, but he shall continue to receive Income allocations with respect to his Accounts in accordance with Section 5.5; and such a Participant shall be eligible to make Elective Contributions. In the event such Participant accumulates 1,000 Hours of Service in a subsequent Plan Year, his account balances attributable to Company contributions shall be restored to active status with full rights and privileges under the Plan restored.
2.6    Military Service. Notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service shall be provided in accordance with Section 414(u) of the Code.

ARTICLE III

Contributions
3.1    Employer Profit Sharing Contributions. The Company shall pay over to the Trust Fund for each Plan Year as an Employer Profit Sharing Contribution under the Plan the amount, if any, determined by the Board of Directors in its sole discretion.
The Employer Profit Sharing Contribution for each Plan Year shall be paid over to the Trustee by the Company not later than the time prescribed by law for filing its Federal income tax return, including any extensions thereof, with respect to the Company’s fiscal year ending with, or within which ends, such Plan Year.
The Employer Profit Sharing Contribution shall be prorated between MacDermid, Incorporated and the Affiliated Companies participating in the Plan on the basis of the Compensation attributable to Participants who are Employees of each during the Plan Year and who are eligible to receive a portion of such Contribution in accordance with Section 5.2.
Employer Profit Sharing Contributions will be allocated to the Employer Profit Sharing Contribution Account of each Participant who satisfies the requirements of this Section 4.1 based on the allocation group to which such Participant is assigned. For purposes of this Section 4.1, each Participant will be assigned to a separate allocation group. However, an allocation group cannot consist of a group of non-Highly Compensated Employees with the lowest amount of compensation and/or the shortest service who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b). The Company must notify the Trustee of the Employer Profit Sharing Contribution to be allocated to each allocation group.
A Participant satisfies the requirements of this Section 4.1 and will be eligible to receive an allocation of the Employer Profit Sharing Contribution for a Plan Year if, but only if, the Participant is an Employee on the last day of such Plan Year, provided however that a Participant who separates from service with the Company during a Plan Year will be eligible to receive an allocation of the Employer Profit Sharing Contribution, if any, for such Plan Year if the Participant separates from service due to (i) retirement on or after Normal Retirement Age, (ii) death, or (iii) Disability.
3.2    Employer Non-Elective Contributions. The Company may make Non-Elective Contributions to the Plan, subject to the following provisions:

(f)
Amount. The amount of the Company’s Non-Elective Contribution for any allocation period will be determined in the sole discretion of the Company, and such determination by the Company will be binding on the Trustee, Administrator and all Participants and may not be reviewed in any manner.

(g)
Allocation Method. Non-Elective Contributions will be allocated to the Non-Elective Contribution Account of each Benefiting Participant based on the allocation group to which a Benefiting Participant is assigned. For purposes of this Plan, each Participant will be assigned to a separate allocation group. However, an allocation group cannot consist of a group of non-Highly Compensated Employees with the lowest amount of compensation and/or the shortest service who may represent the minimum number of such employees necessary to satisfy coverage under Code Section 410(b). The Company must notify the Trustee of the Non-Elective Contribution to be allocated to each allocation group.

(h)
Benefiting Participants. A Participant will be a Benefiting Participant under this Section and be eligible to receive an allocation of the Company’s Non-Elective Contributions for that allocation period in accordance with the following provisions:

(i)
Participants Employed on the Last Day of Allocation Period. Any Participant who is an Employee on the last day of the allocation period and who on that date is an Eligible Employee under Section 3.1(c) will be a Benefiting Participant for that allocation period, but only if he or she is credited with at least 1,000 Hours of Service during the allocation period (or is credited with the proportionate equivalent thereof if the allocation period is less than 12 consecutive months).

(ii)
Participants Who Terminate Before the Last Day of Allocation Period. Any Participant who separates from service with the Company before the last day of the allocation period and who on the date of separation from service is not an Eligible Employee under Section 3.1(c) will not be a Benefiting Participant for that allocation period. A Participant who separates from service with the

Company before last day of the allocation period and who on the date of separation from service is an Eligible Employee under Section 3.1(c) will only be a Benefiting Participant for that allocation period as follows: (A) a Participant who separates from service because of retirement on or after Normal Retirement Age will be a Benefiting Participant; (B) a Participant who separates from service because of his or her death will be a Benefiting Participant; (C) a Participant who separates from service because of his or her Disability will be a Benefiting Participant; and (D) a Participant who separates from service for reasons other than retirement on or after Normal Retirement Age, death or Disability will not be a Benefiting Participant.
3.3    Elective Contributions.

(a)
Elective Contributions to Plan. A Participant may elect in writing by a salary reduction agreement with the Company to have the Company contribute to the Plan on his behalf any percentage, up to a maximum of eighty percent (80%), of his Compensation payable thereafter while he is a Participant in the Plan.

A Participant may from time to time change such percentage by entering into a new salary reduction agreement or may at any time voluntarily suspend any Elective Contributions on his behalf by revoking any salary reduction agreement then in effect for him; provided, however, that a Participant who suspends his Elective Contributions may resume such contributions in accordance with Plan procedures.

(b)
Salary Reduction Agreements, Etc. A salary reduction agreement entered into by a Participant in accordance with this Section 4.3 shall be applied to reduce his Compensation otherwise payable by the Company for each full pay period after the effective date of such salary reduction agreement until revoked or changed. Any such salary reduction agreement:

(i)	shall be effective as of the first day of the calendar month next following its execution or as of such other date subsequent to its execution as may be approved by the Administrator, and

(ii)
shall remain in effect unless and until (A) revoked by the Participant by written notice to the Administrator, such revocation being effective as of the first full pay period next following receipt by the Administrator of such notice or as of such other date subsequent to the receipt of such notice as may be approved by the Administrator, or (B) superseded by a subsequent salary reduction agreement entered into in accordance with the provisions of this Section.

Elective Contributions shall be paid over to the Trust Fund by the Company as soon as such amounts can reasonably be segregated from the assets of the Company, in accordance with applicable Department of Labor regulations. To the extent required by Treasury Regulation Section 1.401(k)-1(a)(3)(iii), Elective Contributions made by a Participant shall not be paid over to the Trust Fund before the Participant’s performance of services with respect to which the contributions are made (or when the cash or other taxable benefit would be currently available, if earlier); provided, however, that the timing of contributions will not be treated as failing to satisfy this sentence merely because contributions for a pay period are occasionally made before the services with respect to that pay period are performed, if the contributions are made early in order to accommodate bona fide administrative considerations within the meaning of Treasury Regulation Section 1.401(k)-1(a)(3)(iii)(C) and are not paid early with a principal purpose of accelerating deductions.
Elective Contributions shall be fully vested and nonforfeitable at all times. The Administrator shall prescribe such rules as he deems necessary or appropriate as to the form and manner in which elections and salary reduction agreements pursuant to this Section 4.3 are to be made. Elections and agreements shall be made in writing in accordance with such rules as may be prescribed by the Administrator.

(c)
All Participants who are eligible to make Elective Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make ‘catch-up contributions’ in accordance with, and subject to the limitations of Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Sections 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

3.4    Employee Roth Contributions. A Participant may elect to classify all or a portion of an Elective Contribution as a Roth Elective Contribution.
3.5    Employer Matching Contributions. The Company may make a Matching Contribution, including a qualified matching contribution, in such amount as the Company, in its sole discretion, may determine, subject to the following provisions:

(a)	Contributions Treated As Qualified Matching Contributions. The Company may elect to treat all or any portion of a Matching Contribution as a qualified matching contribution.

(b)
Allocation of Matching Contributions. Company Matching Contributions will be allocated to the Company Matching Contribution Account of each eligible Participant for the allocation Period. Notwithstanding the foregoing, Company Matching Contributions treated as qualified matching contributions (QMACs), will be allocated to the Qualified Matching Contribution Account of each Eligible Participant for that allocation period. Such contributions will be allocated in the manner elected by the Administrator, subject to the following:

i.
Permissible Methods of Allocation. The Administrator may elect to make the allocation from one of the following allocation methods: (A) pro-rata based on the Compensation of each Eligible Participant; (B) pro-rata based on the Compensation of each Eligible Participant starting with the Eligible Participant with the lowest amount of Compensation and working up until the actual deferral percentage (ADP) test or the actual contribution percentage (ACP) test is satisfied; (C) pro-rata based on the Elective Contributions of each Eligible Participant starting with the Eligible Participant with the lowest amount of Elective Contributions and working up until the ADP test or the ACP test is satisfied; (D) per capita to each Eligible Participant; (E) per capita based on the Compensation of each Eligible Participant starting with the Eligible Participant with the lowest amount of Compensation and working up until the ADP test or the ACP test is satisfied; or (F) per capita based on the Elective Contributions of each Eligible Participant starting with the Eligible Participant with the lowest amount of Elective Contributions and working up until the ADP test or the ACP test is satisfied.

ii.
Maximum Permissible Allocation. Notwithstanding anything in this Section to the contrary, the Company may limit the maximum amount of QMACs that will be allocated for any allocation period to an Eligible Participant, to the limitation on disproportionate QMACs for purposes of the ADP test or the limitation on disproportionate matching contributions for purposes of the ACP Test.

3.6    Limitations on Allocations to Participants.
(a)    Limitations on Annual Additions Under Code Section 415. Notwithstanding any other provision of the Plan, the total Annual Additions (within the meaning of Section 415(c)(2) of the Code) made to a Participant’s Accounts hereunder for any Limitation Year, when added to the Annual Additions to his accounts for such Year under all other defined contribution Plans maintained by the Company and the Affiliated Companies, shall not exceed the amount permitted under Section 415 of the Code.
Except as permitted by the provisions of the Plan concerning catch-up contributions (within the meaning of Section 4.3(d)) and Section 414(v) of the Code, the Annual Addition that may be contributed or allocated to a Participant’s Accounts under the Plan for any Limitation Year shall not exceed the lesser of: (i) $49,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code; or (ii) 100 percent of the Participant’s Compensation within the meaning of Section 415(c)(3) of the Code, for the Limitation Year (provided, that the Compensation limit referred to in this subsection (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.)
Except as permitted by the provisions of the Plan concerning catch-up contributions (within the meaning of Section 4.3(d)) and Section 414(v) of the Code, the Annual Addition that may be contributed or allocated to a Participant’s Accounts under the Plan for any Limitation Year shall not exceed the lesser of: (i) $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code; or (ii) 100 percent of the Participant’s Compensation within the meaning of Section 415(c)(3) of the Code, for the Limitation Year (provided, that the Compensation limit referred to in this subsection (ii) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or 419A(f)(2) of the Code) which is otherwise treated as an Annual Addition.)
In the event that the amounts otherwise allocable hereunder to the Accounts of any Participant for any Plan Year would be in excess of the limitations provided in this Section 4.6(a), such excess shall be disposed of in the following order:

(i)
First, to the extent such excess is attributable to Employer Profit Sharing Contributions under the Plan for the Plan Year, such excess shall be reallocated among other eligible Participants in accordance with Section 5.2.

(ii)	Third, to the extent such excess is attributable to Forfeitures under the Plan, such excess shall be reallocated among other eligible Participants in accordance with Section 5.6.

(b)	Annual Addition. “Annual Addition” means all amounts contributed to the Plan by the Company or by a Participant except,

(i)	Rollover contributions (as described in Sections 401(a)(31), 402(c)(1), 403(a)(4), 403(b)(8), 408)(d)(3), and 457(e)(16) of the Code);

(ii)	Repayments of loans made to a Participant from the Plan;

(iii)	Repayments of amounts described in Section 411(a)(7)(B) of the Code (in accordance with Section 411(a)(7)(C)) and 411(a)(3)(D) of the Code);

(iv)	Employee contributions to a cost of living arrangement within the meaning of Section 415(k)(2)(B) of the Code; and

(v)	Restorative payments made to the plan as a result of a breach of fiduciary duty that creates a reasonable risk of liability to the Plan as described in Treas. Reg. 1.415(c)-1(b)(2)(C).

(c)	Nondiscrimination Provisions Under Code Section 401(k)(3).

(i)
Notwithstanding any other provision of the Plan, the Plan shall at all times meet the applicable requirements of Section 401(k)(3) of the Code and Treasury Regulations thereunder, which are incorporated herein by reference.

Without limiting the foregoing, each cash-or-deferred arrangement within the meaning of Section 401(k)(2) of the Code maintained under the Plan shall satisfy the actual deferral percentage test of Section 401(k)(3) of the Code and Treasury Regulation Section 1.401(k)-2, as described in Treasury Regulation Section 1.401(k)-1(b)(1)(ii)(A), and the provisions of said Section 401(k)(3) of the Code and Treasury Regulation Section 1.401(k)-2 are incorporated herein by reference in accordance with Treasury Regulation Section 1.401(k)-1(e)(7). For the purpose of such test, the current year testing method, within the meaning of Treasury Regulation Section 1.401(k)-2(a)(2)(ii), shall be used.

(ii)
Correction of Excess Contributions. If the Elective Contributions made on behalf of Plan Participants, would cause the Plan to fail the nondiscrimination tests under Section 401(k)(3) of the Code, then any excess contributions and any allocable income or loss shall be distributed to the affected Participants no later than 12 months after the close of the Plan Year in which the excess contribution was made.

Distributions pursuant to this Section 4.6(c)(ii) shall be made in accordance with the requirements of Treasury Regulation Section 1.401(k)-2(b)(2), which are incorporated herein by reference. Without limiting the foregoing, income allocable to excess contributions for the Plan Year with respect to which such contributions were made and for the gap period, i.e., the period after the close of such Plan Year and prior to the distribution, shall be determined in accordance with Treasury Regulation Section 1.401(k)-2(b)(2)(iv). Except as otherwise provided in Treasury Regulation Sections 1.401(k)-2(b)(2)(v) and 1.401(k)-2(b)(4)(i), a distribution of excess contributions shall be in addition to any other distributions made during the year and shall be designated as a corrective distribution by the Company. In the event of a complete termination of the Plan during the Plan Year in which an excess contribution arose, the corrective distribution shall be made as soon as administratively feasible after the date of termination of the Plan, but in no event later than 12 months after the date of termination. If the entire account balance of a Highly Compensated Employee is distributed prior to when the Plan makes a distribution of excess contributions, the distribution shall be deemed to have been a corrective distribution of excess contributions (and income) to the extent that a corrective distribution would otherwise have been required, subject to Treasury Regulation Section 1.401(k)-2(b)(2).
Any excess contributions to be distributed shall be reduced by excess deferrals previously distributed under Section 4.6(e). For purposes of this subsection (c), the amount of excess contributions for a Plan Year for a Participant who is a Highly Compensated Employee is the amount (if any) by which such Participant’s Elective Contributions must be reduced for the Participant’s actual deferral ratio to equal the highest permitted actual deferral ratio under the Plan, as determined in accordance with applicable Treasury regulations, including Treasury Regulation 1.401(k)-1(f)(2).
If a distribution becomes necessary, it will be first applied to the Participant who is the Highly Compensated Employee having the highest actual deferral amount, determined under Section 401(k)(3) of the Code and applicable regulations, until the requirements of Section 401(k)(3) are met or until such Participant’s actual deferral amount is reduced to the same amount as that of the Participant who is the Highly Compensated Employee having the next highest actual deferral amount. If further limitations are required, the process shall be repeated until the requirements of Section 401(k)(3) are met.
The Administrator shall maintain such records as are necessary to demonstrate compliance with the requirements of Section 401(k)(3) of the Code.

(d)	Nondiscrimination Provisions Under Code Section 401(m)(2).

(iii)
Notwithstanding any other provision of the Plan, the Plan shall at all times meet the applicable requirements under Section 401(m)(2) of the Code and Treasury Regulations thereunder, which are incorporated herein by reference.

Without limiting the foregoing, the amount of matching contributions and employee contributions, within the meaning of Treasury Regulation Sections 1.401(m)-1(a)(2) and 1.401(m)-1(a)(3), respectively, to the Plan for a Plan Year shall satisfy the requirements of the nondiscrimination test of Section 401(m) of the Code under Treasury Regulation Section 1.401(m)-1(b)(1)(A), and the provisions of said Section 401(m) of the Code and Treasury Regulation Section 1.401(m)-1(b) are incorporated herein by reference in accordance with Treasury Regulation Section 1.401(m)-1(c)(2). For the purpose of such test, the current year testing method, within the meaning of Treasury Regulation Section 1.401(m)-2(a)(2)(ii), shall be used for Plan Years commencing on or after January 1, 2004.

(iv)
Correction of Excess Aggregate Contributions. If Participant contributions would cause the Plan to fail the nondiscrimination tests under Section 401(m)(2) of the Code, then any excess aggregate contributions and any allocable income shall be returned to the affected Participants no later than 12 months after the close of the Plan Year in which the excess aggregate contribution was made.

Distributions pursuant to this Section 4.6(d)(ii) shall be made in accordance with the requirements of Treasury Regulation Section 1.401(m)-2(b)(2), which are incorporated herein by reference. Without limiting the foregoing, income allocable to excess aggregate contributions for the Plan Year with respect to which such contributions were made and for the gap period, i.e., the period after the close of such Plan Year and prior to the distribution, shall be determined in accordance with Treasury Regulation Section 1.401(m)-2(b)(2)(iv). Except as otherwise provided in Treasury Regulation Section 1.401(m)-2(b)(2)(v), a distribution of excess aggregate contributions shall be in addition to any other distributions made during the year and shall be designated as a corrective distribution by the Company. In the event of a complete termination of the Plan during the Plan Year in which an excess aggregate contribution arose, the corrective distribution shall be made as soon as administratively feasible after the date of termination of the Plan, but in no event later than 12 months after the date of termination. If the entire account balance of a Highly Compensated Employee is distributed prior to when the Plan makes a distribution of excess aggregate contributions, the distribution shall be deemed to have been a corrective distribution of excess aggregate contributions (and income) to the extent that a corrective distribution would otherwise have been required, subject to Treasury Regulation Section 1.401(m)-2(b)(2).
For purposes of this subsection (d), the amount of excess aggregate contributions for a Participant who is a Highly Compensated Employee for a Plan Year is the amount (if any) by which the Participant’s Elective Contributions must be reduced for the Participant’s actual contribution ratio to equal the highest permitted actual contribution ratio under the Plan, as determined in accordance with applicable Treasury regulations, including Treasury Regulation 1.401(m)-1(e)(2). Except as otherwise provided in such regulations, to calculate the highest permitted actual contribution ratio under the Plan, the actual contribution ratio of the Highly Compensated Employee with the highest actual contribution ratio is reduced by the amount required to cause the employee’s actual contribution ratio to equal the ratio of the Highly Compensated Employee with the next highest actual contribution ratio. If a lesser reduction would enable the arrangement to satisfy the actual contribution percentage test imposed under Section 401(m) of the Code, only this lesser reduction shall be made. This process shall be repeated until the Plan satisfies the actual contribution percentage test. The highest actual contribution ratio remaining under the Plan after leveling is the highest permitted actual contribution ratio.
If a distribution become necessary, it will be first applied to the Participant who is the Highly Compensated Employee with the highest actual contribution amount, determined under Section 401(m)(2) of the Code and applicable regulations, until the requirements of Section 401(m)(2) of the Code are met or until such Participant’s actual contribution amount is reduced to the same percentage level as that of the Participant who is the Highly Compensated Employee having the next highest actual contribution amount. If further limitations are required, this process shall be repeated until the requirements of Section 401(m)(2) of the Code are met. A Participant’s excess aggregate contributions will be designated by the Company as a distribution of excess aggregate contributions.
The Administrator shall maintain such records as are necessary to demonstrate compliance with the requirements of Section 401(m)(2) of the Code.

(v)	The multiple use test described in Treasury Regulation Section 1.401(m)-2 shall not apply.

(e)	Limitation of Code Section 402(g).

(i)
Elective Contributions made on behalf of a Participant, when added to that portion of the Employer Profit Sharing Contribution which may be distributed in cash under Section 4.6 and to the Participant’s elective deferrals (within the meaning of Section 402(g)(3) of the Code) under all plans, contracts or arrangements maintained by the Company or an Affiliated Company shall not exceed the limitation of Section 402(g) of the Code (as from time to time adjusted by the Secretary of the Treasury), except to the extent permitted under Section 4.3(d) and Section 414(v) of the Code.

(ii)
Correction of Excess Deferrals. Notwithstanding any other provision of the Plan, if prior to March 1 following the close of a Participant’s taxable year, the Participant notifies the Plan that he requests a return of that portion of his prior Plan Year’s Elective Contributions which exceeds the limit of Section 402(g) of the Code (and any income allocable to such amount) the Plan may (but is not required to) return such excess amount with income allocable thereto not later than the April 15 following the end of the Participant’s taxable year. The Participant’s request will be limited solely to Elective Contributions deemed made in the immediately prior taxable year. No distribution of an excess deferral shall be made during the taxable year of a Participant in which the excess deferral was made unless the correcting distribution is made after the date on which the Plan received the excess deferral and both the Participant and the Plan designate the distribution as a distribution of an excess deferral. The Administrator shall establish such rules as it deems necessary to carry out the effect of this provision.

3.7    Limit on Contributions of Company. The sum of the contributions by the Company shall in no event be greater than the amount which is deductible under Section 404 of the Code. All Company contributions are hereby conditioned on their deductibility under Section 404 of the Code.
3.8    Limited Return of Contributions. Notwithstanding any other provision of the Plan, any contribution which was made by the Company under a mistake of fact or which was conditioned on the deductibility of the contribution under Section 404 of the Code, but the deduction of which is disallowed or treated as disallowed, shall upon request of the Company be returned to it within one year following the payment of such contribution or the disallowance of such deduction (to the extent disallowed), whichever is applicable.

ARTICLE IV

Allocations to Participants’ Accounts
4.1    Individual Accounts. The Administrator shall create and maintain, or cause to be created and maintained, adequate records to disclose the interest in the Trust Fund of each Participant, former Participant and beneficiary. Such records shall be in the form of individual accounts and shall reflect the amount invested in each of the separate investment funds available from time to time under the Plan. A Participant shall have separate accounts reflecting the sources of contributions to such account. The maintenance of individual accounts is for accounting purposes, and a segregation of the assets of the Trust Fund shall not be required, except to the extent required by applicable law.
4.2    Computation and Allocation of Employer Profit Sharing Contributions. As of December 31 of each year, there shall be allocated to the Employer Profit Sharing Contribution Account of each person who was a Participant on the last day of the Plan Year, including a Participant who terminated employment on such date, or who ceased employment for reasons of retirement, disability or death during the Plan Year an undivided proportionate interest in the Employer Profit Sharing Contribution, if any, made by the Company for such Plan Year. The amount allocated to each such Participant shall be an amount which bears the same ratio to the total Employer Profit Sharing Contribution as the Participant’s Compensation for such Year bears to the total Compensation for all such Participants for such Year.
4.3    Allocation of Company Contributions. Each Participant’s Company Non-Elective Contributions and Matching Contributions, if any, made pursuant to Section 4.2 or 4.5 shall be allocated to such Participant’s Company Non-Elective Contribution Account.
4.4    Allocation of Elective Contributions. A Participant’s Elective Contributions, if any, made pursuant to Section 4.3(a) shall be allocated to his Elective Contribution Account for each biweekly or monthly payroll date.
4.5    Allocation of Income and Dividends.

(f)
With respect to amounts invested in the separate investment funds available under the Plan, the Income of each separate investment fund of the Trust Fund during each Plan Year shall be allocated as received among the Participants (including, for purposes of this Section 5.5, a former Participant) in each separate investment fund.

There shall be allocated to each Participant an undivided proportionate interest in such Income, the amount of which shall bear the same ratio to the total of such Income as the ratio which the market value of such Participant’s interest in the separate investment fund bears to the aggregate market value of all Participants’ interests in such separate investment fund.

(g)
All other Income of the Trust Fund during each calendar quarter shall be allocated as received among the Participant Accounts to which investments with respect to such Income are allocated as of the close of such quarter.

4.6    Forfeitures. If upon termination of employment a Participant’s vested interest in his Accounts attributable to Company contributions is less than 100 percent, then as of the Valuation Date next following or coinciding with his termination such Account shall be made to reflect two separate portions, one representing his vested percentage and the other his forfeiture percentage. The forfeiture percentage, if any, of each separate investment fund shall be held in such fund or partially or totally transferred from time to time to any other separate investment fund as the Investment Committee shall in its sole discretion determine until it is applied in accordance with the provisions of this Section 5.6. As of the last day of the Plan Year in which the terminated Participant incurs a One‑Year Break in Service, or, if earlier, on the last day of the Plan Year in which distribution to such Participant of his benefits is made as provided in Section 6.8, the terminated Participant’s previous account balance attributable to forfeitable Company contributions shall be applied to reduce the Company Profit Sharing, Matching, or Non-Elective contribution for the next Plan Year; provided, that if the benefit of any Participant is to be restored in accordance with Section 6.11, Forfeitures for the current Plan Year shall first be applied for such purpose. If the terminated Participant returns to the employ of the Company or an Affiliated Company before he has incurred five consecutive One‑Year Breaks in Service, then, subject to Sections 6.9 and 6.11, the amount of the forfeiture percentage maintained in his accounts in each of the separate investment funds shall upon reparticipation be credited to such funds in his new accounts, together with the amount of a distribution repaid by the Participant, if any, pursuant to Section 6.11.

In the event that forfeitures cannot be allocated under the method or for the purposes described above, or used to reduce administrative expenses, remaining forfeitures shall be allocated to each Participant’s account per capita, as of the end of the Plan Year in which the forfeiture arose, or, if later, as of the Plan Year in which the forfeiture remains in the Plan. For purposes of this paragraph, Participants with a terminated vested account as of the date of reallocation shall be included in any such per capita forfeiture allocation.
4.7    Account Value. The value of the interest of any Participant in the Trust Fund at any time prior to his retirement date or termination date shall be the market value, as determined by the Trustee, of his interest at the next preceding Valuation Date, plus Elective Contributions and Company contributions and rollover or transferred amounts, if any, and less withdrawals or other distributions, if any, made subsequent thereto, and on and after the date of his retirement, disability, death or other termination of employment shall be the value of his individual accounts, including rollover or transfer accounts, and the vested portion of his account balances attributable to Company contributions as of the Valuation Date coinciding with the date of distribution.
4.8    Investment Options Under Plan. Subject to the limitations hereinafter set forth and to such further rules as may be prescribed by the Administrator, including any rules as to the minimum amounts which may be so invested, a Participant may give instructions or changes of instructions to the Administrator to invest his account balances in one or more of the separate investment funds within the Trust Fund as the Participant shall designate. An election pursuant to this Section 5.8 shall become effective, and shall be reflected, as soon as is administratively feasible. An election, once made, may be changed by a Participant as frequently as may be permitted by the Administrator consistent with the requirements of Section 404(c) of ERISA. An election filed pursuant to this Section 5.8 shall remain in effect until changed by the Participant by the filing of a subsequent election in accordance with the foregoing provisions of this Section 5.8.
In the event that a Participant fails to provide investment instructions to the Administrator in accordance with this Section 5.8, amounts held in his Accounts under the Plan shall be invested in accordance with the default investment rules established by the Administrator in accordance with ERISA.
4.9    Transfers Among Investment Funds. Subject to the limitations hereinafter set forth and to such further rules as may be prescribed by the Administrator, including any rules as to the minimum amount of transfers, a Participant (including, for purposes of this Section 5.9, a former Participant) may give instructions or changes of instructions to the Administrator to transfer all or any portion of the amounts then held in his accounts from one separate investment fund to another separate investment fund. Such instructions shall become effective, and shall be reflected, as soon as is administratively feasible. The number of such elections shall be subject to such restriction as the Administrator may establish, consistent with the requirements of Section 404(c) of ERISA.
4.10    Special Diversification Requirements. This Section 5.10 shall apply to the extent that the Plan constitutes an applicable defined contribution plan within the meaning of Section 401(a)(35)(E) of the Code.

(a)
For purposes of this Section 5.10, the term “applicable individual” means any Participant and any beneficiary who has an account under the Plan with respect to which the beneficiary is entitled to exercise the rights of a Participant.

(b)
Notwithstanding any other provision of the Plan, in the case of the portion of an applicable individual’s account balances attributable to employee contributions and elective deferrals which is invested in employer securities, the applicable individual may elect to direct the Plan to divest any such securities and to reinvest an equivalent amount in other investment options meeting the requirements of subsection (c) of this Section 5.10. All shares or other securities of the Company held by the Trustee shall be voted by the Trustee (a) at the direction of the Administrator; (b) in the event of (1) a corporate merger or consolidation, (2) a recapitalization, (3) a reclassification, (4) a liquidation, (5) a dissolution, or (6) a sale of all or substantially all of the assets of the Company, at the timely direction of the Participant to whom such shares are allocated or his beneficiary; provided, that fractional shares shall be combined to the extent possible to reflect the direction of the respective Participants or beneficiaries; or (c) in the case shares allocated to Participants’ Accounts for which the Trustee does not receive timely directions from the Participant under the preceding clause (b), in accordance with the preceding clause (a). Notwithstanding the foregoing, when Participants are entitled to direct the Trustee as to the manner in which shares are to voted under clause (b) of the preceding sentence, a Participant may execute a proxy which shall entitle the Trustee to vote the shares allocated to such Participant’s Account in accordance with clause (a) of the preceding sentence.

(c)
The requirements of this subsection (c) are met if the Plan offers not less than three investment options, other than employer securities, to which an applicable individual may direct the proceeds from the divestment of employer securities pursuant to this Section 5.10, each of which is diversified and has materially different risk and return characteristics. To the extent permitted under Section 401(a)(35)(B) of the Code and applicable guidance issued thereunder, the Administrator may limit the time for divestment and reinvestment to periodic, reasonable opportunities occurring no less frequently than quarterly and may impose restrictions or conditions with respect to the investment of employer securities (in addition to any restrictions or conditions imposed by reason of the application of securities law).

4.11    Interest of Participants in Trust Fund. Nothing contained herein shall be deemed to give any Participant an interest in any specific assets of the Trust Fund or in any contribution made by the Company to the Plan, or any other interest under the Plan, other than his right to receive benefits in accordance with the provisions of Articles VI and VII.
.

ARTICLE V

Benefits
5.1    Retirement. An Employee may retire by separating from covered service on or after the attainment of his Normal Retirement Age. In the event of a Participant’s retirement, he shall be entitled to a benefit in the amount of the value of his interest in the Trust Fund, determined in accordance with Section 5.7. A Participant shall be fully vested in amounts held in his accounts attributable to Company contributions as of the date on which he attains Normal Retirement Age.
5.2    Disability. If, because of a medically determinable physical or mental impairment likely to result in death or to be of continued duration of at least one year, a Participant cannot engage in any substantial gainful employment and terminates employment with the Company and the Affiliated Companies, he will be entitled to a benefit in the amount of the value of his interest in the Trust Fund, determined in accordance with Section 5.7. In the event of such a disability, the Participant shall be fully vested in amounts held in his accounts attributable to Company contributions. Whether or not a Participant is disabled will be determined by the Administrator in its sole discretion on the basis of medical evidence satisfactory to the Administrator.
5.3    Benefits on Death. In the event of the death of a Participant or former Participant, his designated beneficiary or beneficiaries will have a fully vested and nonforfeitable interest in, and will be entitled to receive a benefit equal to, the amount or remaining amount of his interest in the Trust Fund, as determined in accordance with Section 5.7.
Each Participant may at any time and from time to time designate, in the manner described in this Section, one or more persons to be the beneficiary or beneficiaries to receive all benefits payable under the Plan upon or after his death. Each beneficiary designation shall be on a form furnished by the Administrator, signed by such Participant and delivered to the Administrator and upon receipt by the Administrator shall be deemed to be a revocation of all prior beneficiary designations, if any, made by the Participant. At any time and from time to time each Participant may revoke a prior beneficiary designation made by him by a written instrument signed by the Participant and delivered to the Administrator. No beneficiary designation or revocation of a designation shall become effective prior to its receipt by the Administrator. Notwithstanding the foregoing, if a Participant was married at the time of his death, he shall be deemed to have named his surviving spouse as his beneficiary unless (a) such spouse has consented in writing to the designation of another beneficiary or beneficiaries and that consent acknowledges the effect of such designation and the specific beneficiary or beneficiaries or, with respect to subsequent designations, the consent of the spouse explicitly permits such designations without any requirement of further consent by such spouse, and the consent is witnessed by a notary public, or (b) it has been established to the satisfaction of the Administrator (or a Plan representative designated by him) that the Participant has no spouse, or that the spouse’s consent could not be obtained because the spouse could not be located, or because of such other circumstances as may be prescribed in applicable Treasury Regulations. Any consent by a spouse or determination by the Administrator with respect to a spouse shall be effective only with respect to such spouse. Any consent that permits beneficiary designations by the Participant without any requirement of further consent must acknowledge the spouse’s right to limit consent to a specific beneficiary and the spouse’s voluntary election to relinquish such right. Any consent by a spouse under this Section shall be irrevocable.
If a Participant has not designated any beneficiary, or no designated beneficiary survives the Participant, the benefit payable upon his death will be paid to his estate.
A Participant who dies while performing qualified military service shall be treated as having been employed by the Company on the date of his death for all purposes of the Plan.
5.4    Vesting. If a Participant terminates employment for any reason other than retirement, disability or death, the Participant shall be entitled to a benefit equal to the full amount of his accounts attributable to Elective Contributions, any rollover or transfer accounts, plus, in the case of a Participant who has completed three (3) years of Credited Service, the full amount of his account balances attributable to Company contribution, determined in accordance with Section 5.7, together with any allocable share of the Company contributions for the Plan Year of his termination of employment as provided in Section 5.2. Subject to Section 8.2, a Participant who has completed less than three (3) years of Credited Service will not be vested in any portion of his account balances attributable to Company contributions and his interest in each such account shall be subject to forfeiture in accordance with the provisions of Section 5.7.
5.5    Changes in Vesting Schedule. If the Plan is amended at any time and such amendment directly or indirectly affects the computation of the nonforfeitable interest of a Participant in his accounts attributable to Company contributions, such amendment shall apply to any Participant who has completed three years of Credited Service as of the end of the period described below only to the extent that the Participant’s nonforfeitable interest in each such Account is equal to or greater than such interest determined without regard to the amendment.
5.6    Manner of Payment of Benefits. Subject to such rules as the Administrator shall prescribe, a Participant or former Participant may elect to receive his benefits hereunder in any of the following forms:

(a)	in a lump sum in cash or in kind (payable currently or on a deferred basis);

(b)
in equal periodic installments payable not less frequently than annually over a fixed period not exceeding 15 years (or, if less, the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his beneficiary);

(c)	in any combination of the methods provided in (a) and (b);
provided, that in the event of the death of the Participant or former Participant after benefits have commenced, any remaining benefits will be paid to his beneficiary in an immediate lump sum. In the event of the death of a Participant or former Participant prior to the commencement of benefits, his beneficiary may elect the form of benefit payments in accordance with this Section 6.6. A Participant or a former Participant who desires to receive a partial distribution of his benefits may request to receive such portion in the forms authorized under (a), (b) or (c) of this Section 6.6, subject to the provision and requirements of the Plan, including, without limitation, Section 6.7 and 6.11 and subject further to such rules as the Administrator may prescribe, including without limitation rules imposing limits on the number of partial distributions that a Participant or former Participant may receive annually or in the aggregate.
In the case of distributions to be made in installments, the amount of an installment for a particular calendar year shall be determined by dividing (i) the value of the Participant’s Accounts as of the Valuation Date immediately preceding the beginning of such year (adjusted for any allocations of contributions and any distributions which are made after the Valuation Date but before such year) by (ii) (A) the number of remaining installments under the period elected by the Participant (or, if applicable, beneficiary) as of the beginning of such year, or (B) if elected by the Participant (or, if applicable, beneficiary) the number of years in the applicable remaining life expectancy for such year determined pursuant to Treasury Regulation Section 1.401(a)(9)‑1, or (if the Participant’s beneficiary is not his spouse) the applicable divisor for such year determined under Section 1.401(a)(9)‑2 of the Treasury Regulations. For purposes of determining the amount of any installment distribution, the life expectancies of a Participant and his spouse will be recalculated annually, if elected by the Participant, but only to the extent required pursuant to Section 401(a)(9) of the Code.
An election pursuant to this Section must be made prior to the commencement of benefits and shall become irrevocable upon the commencement of such benefits. In the absence of any election by the Participant, former Participant or beneficiary his benefits hereunder shall be payable in an immediate lump sum.
In the case of distributions from a Participant’s Employer Special Share Account, the Participant will receive a distribution of stock that may be sold to the Company in exchange for a lump sum cash payment or, at the election of the Company, an interest bearing promissory note providing for a payment schedule not in excess of five years or a combination of cash and a note.
Distribution of benefits, or the commencement thereof, shall be made as soon as administratively feasible after the event giving rise to the distribution and, in any event, within 60 days after the close of the Plan Year in which such event occurs. Notwithstanding the foregoing, such Participant or former Participant may elect, subject to such rules as the Administrator may prescribe, to have his benefits commence as of such later date after his termination of employment and before his attainment of Normal Retirement Age as the Participant shall request.
Notwithstanding any other provision of the Plan, if a Participant or former Participant receives a distribution from his accounts attributable to Company contributions at a time when he has a nonforfeitable interest in less than 100 percent of such Account, then upon the distribution a separate account shall be established for him. Such separate account shall be credited with the balance remaining in the Participant’s accounts attributable to Company contributions after the distribution and shall be used to determine his nonforfeitable interest, if any, in such balance thereafter. On any particular date, the Participant or former Participant shall be entitled to a nonforfeitable portion of the balance of his separate account, payable as otherwise herein provided, equal to an amount determined by the following formula:
X = P (AB + D) ‑ D

where P is the applicable vesting percentage determined under Section 6.4 (or Section 8.2, if applicable) as of such date, AB is the balance in the separate account as of such date; and D is the amount which was last distributed from the separate account or from the Participant’s Account when the separate account was established. The establishment of a separate account for a Participant whose employment with the Company has terminated shall not prevent a Forfeiture of any portion of his account balances attributable to Company contributions from occurring and a reallocation thereof, in accordance with Section 5.6; provided, that if any portion of such separate account is forfeited, the remaining balance, if any, in such separate account will thereafter be fully vested and nonforfeitable. Except as otherwise provided in this Section 6.8, a separate account shall be treated as though it were the Account from which it was derived for all purposes under the Plan.
5.7    Cash‑Outs of Certain Benefits. Notwithstanding any other provision of the Plan, with respect to a Participant whose employment terminates for any reason and who is entitled to a nonforfeitable benefit under the Plan, if the present value of such nonforfeitable benefit does not, and did not at the time of any prior distribution, exceed $5,000, the Participant’s benefit shall be distributed in cash or in kind in a lump sum as soon as administratively feasible after such termination. In the event of a mandatory distribution greater than $1,000 in accordance with the provisions of this Section, if the Participant does not elect to have such distribution paid directly to an eligible retirement plan specified by the Participant in a direct rollover, including elections made in accordance with Section 6.12, or to receive the distribution directly in accordance with Section 6.6, then the Administrator will pay the distribution in a direct rollover to an individual retirement plan designated by the Administrator. If a Participant would have received a distribution under the preceding sentence but for the fact that the Participant’s nonforfeitable benefit exceeds $5,000 when the Participant terminated service and if at a later time such nonforfeitable benefit is reduced such that it is not greater than $5,000, the Participant will receive a distribution of such nonforfeitable benefit and the nonvested portion of the benefit will be treated as a forfeiture. For purposes of determining the $5,000 involuntary distribution threshold, the value of a Participant's nonforfeitable Account balance shall be determined without regard to the portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto), if any, within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code; and provided further that the value of the Participant’s nonforfeitable benefit derived from Company contributions shall be determined at the time of the distribution without regard to the value of the benefit at the time of any earlier distribution; provided, however, that if a Participant has begun to receive distributions pursuant to an optional form of benefit under which at least one scheduled periodic distribution is still payable and if the value of the Participant’s nonforfeitable benefit derived from Company contributions exceeded $5,000 at the time of the first distribution under the optional form of benefit, then the value of the Participant’s nonforfeitable benefit may be distributed immediately subject to this Section. For purposes of determining the $5,000 involuntary distribution threshold, the value of a Participant's nonforfeitable Account balance shall be determined without regard to the portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto), if any, within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.
5.8    Restoration of Benefits. If a Participant who terminated employment with the Company and the Affiliated Companies for any reason other than retirement, disability or death and received a distribution of benefits hereunder returns to the employ of the Company before incurring five consecutive One‑Year Breaks in Service and again becomes a Participant, such Participant may repay to the Plan the full amount of such distribution derived from Company contributions. In the event of such repayment the full present value of the Participant’s benefit derived from such contributions (nonforfeitable and forfeitable, if any) as of the date of such distribution shall be restored to his accounts.
Any restoration of a Participant’s accounts for Company contributions shall be made first from then current Forfeitures and second from additional contributions of the Company for such purpose.
5.9    Direct Rollover. A Participant may elect to have all or any portion of a distribution that qualifies as an eligible rollover distribution within the meaning of Section 402(c)(4) of the Code to be paid in the form of a direct rollover to an eligible retirement plan, including a qualified retirement plan, individual retirement account, an annuity contract described in Section 402(b) of the Code and an eligible plan under Section 457(b) of the Code, which is maintained by a state political subdivision of a state or any agency or instrumentality of a state or political subdivision of a state. Notwithstanding the foregoing, this Section shall not apply to any distribution that is (a) one of a series of substantially equal installments over the life expectancy of the Participant or the joint life expectancies of the Participant and his beneficiary, or over a fixed period of ten years or more, (b) a required minimum distribution under Section 401(a)(9) of the Code, (c) a distribution (or portion of a distribution) of amounts not otherwise includable in income, (d) a distribution in an amount less than $200, (e) a hardship distribution described in Section 401(k)(2)(B)(i)(iv) of the Code, or (f) a distribution that is otherwise not an eligible rollover distribution, within the meaning of Section 402(f)(2)(A) of the Code and applicable Treasury Regulations thereunder. Any election pursuant to this Section 6.11 shall be made in such form and manner as the Administrator may prescribe and shall specify the retirement plan to which the distribution is to be made. Any such election may be revoked by the Participant at any time prior to the time distribution is made. If no election is made by the Participant under this Section, the distribution shall be paid to the Participant. If any distribution is payable to the spouse or former spouse of a Participant, this Section shall apply as if such spouse or former spouse were the Participant, except that any such distribution may be directly rolled over only to an individual retirement account or annuity.
The Administrator shall provide Participants with notice with respect to the direct rollover of eligible rollover distributions no less than 30 days and no more than 90 days prior to the Participant’s annuity starting date, as defined for purposes of Section 411(a)(11) of the Code; provided, however, that the Participant may affirmatively elect, in accordance with such procedures as the Administrator may prescribe, to have benefits commence sooner than 30 days after such notice.
5.10    Immediate Distributions. Subject to Section 6.9, no distribution to a Participant will be compelled of amounts held in his Accounts before his attainment of age 65, unless the written consent of the Participant and, if the distribution is subject to Sections 401(a)(11) and 417 of the Code, the Participant’s spouse, has been obtained. Such consent shall be made in writing within the 180‑day period ending on the Participant’s annuity starting date, as defined for purposes of Section 401(a)(11) of the Code. Within the period beginning 180 days before the Participant’s annuity starting date (as so defined) and ending 30 days before such date, the Administrator will provide the Participant with written notice containing a general description of the material features and an explanation of the relative values of the optional forms of benefit available under the Plan and informing the Participant of his right to defer receipt of the distribution until age 65; provided, that, if the distribution is not subject to Sections 401(a)(11) and 417 of the Code, the Participant may affirmatively elect to have benefits commence less than 30 days after such notice. Notwithstanding the preceding sentence, the Plan may provide the written notice referred to in said sentence after the Participant’s annuity starting date (subject to applicable Treasury regulations, if any); provided, that the applicable election period under Section 417(a)(6) of the Code shall not end before the 30th day after the date on which such written notice is provided. A Participant may elect (with spousal consent, if applicable) to waive the requirement that the above-referenced written notice be provided at least 30 days before the Participant’s annuity starting date (or to waive the 30-day requirement under the preceding sentence); provided, that the benefit distribution commences more than 7 days after such written notice is furnished. Notwithstanding the foregoing, all or any portion of a Participant’s Accounts may be distributed without the consent of the Participant or the Participant’s spouse to the extent that a distribution is required to satisfy Section 401(a)(9) or Section 415 of the Code.
5.11    Required Distributions. Notwithstanding any other provision of the Plan, distribution of benefits under Article VI shall satisfy the requirements of this Section 6.13. The benefits of a Participant will be distributed (a) to the Participant in full not later than the required beginning date, or (b) beginning not later than the required beginning date, to the Participant over a period not extending beyond the life expectancy of the Participant, or to the Participant and his designated beneficiary over a period not extending beyond the life expectancy of the Participant and the designated beneficiary. For purposes of this Section 6.13, a Participant’s “required beginning date” shall be the date determined under Section 6.14(b) with respect to the Participant, and the term “designated beneficiary” shall have the meaning given such term under Section 401(a)(9) of the Code and Treasury Regulations thereunder.
In the event that distribution of benefits to a Participant has commenced and the Participant dies prior to the distribution of his entire benefit, but after the required beginning date, the remaining portion of the benefit will be distributed at least as rapidly as under the method of distribution used as of the date of the Participant’s death. In the event a Participant dies before distribution of benefits has commenced or after actual commencement but before the required beginning date, the remaining benefit will be distributed within five years unless the benefit is payable to a designated beneficiary, in which case such benefit will be distributed, beginning not later than one year after the death of the Participant (or such other time as may be prescribed by regulations), over a period not exceeding the life expectancy of such beneficiary; provided, that if the designated beneficiary is the Participant’s spouse, distributions will not be required to commence hereunder earlier than the date on which the Participant would have attained age 70 1/2 and, in the event the Participant’s spouse dies prior to the commencement of distributions, the provisions of this Section shall apply as if such spouse were the Participant. Any distribution required under the incidental death benefit requirements of Section 401(a)(9)(G) of the Code will be treated as a distribution required under Section 401(a)(9) of the Code and this Section. The provisions of this Section will be interpreted and applied in accordance with applicable Treasury Regulations under Section 401(a)(9) of the Code.
5.12    Latest Commencement Date of Benefits. In no case will the payment of benefits to any Participant commence later than the earliest of:

(a)	unless the Participant otherwise elects in writing, the sixtieth day after the latest of the following:

(vi)	the close of the Plan Year in which occurs the date on which the Participant attains age 65;

(vii)	the close of the Plan Year in which occurs the tenth anniversary of the year in which the Participant commenced participation in the Plan; or

(viii)	the close of the Plan Year in which the Participant ceases to be an Employee; and

(b)
except with respect to a Participant who is a 5 percent owner (as defined in Section 416(i)(1)(B)(i) of the Code) of the Company or any Affiliated Company for the Plan Year ending in the calendar year in which the Participant attains age 70 1/2, the April 1 next following the end of the calendar year in which the Participant retires; provided, that the Participant may elect an earlier commencement date for benefit distribution, but not earlier than the April 1 next following the end of the calendar year in which the Participant attains age 65, by filing a written, irrevocable election with the Administrator in a form acceptable to the Administrator at least 30 days prior the proposed benefit commencement date; and

(c)
with respect to a Participant who is a 5 percent owner (as defined in Section 416(i)(1)(B)(i) of the Code) of the Company or any Affiliated Company at any time during the Plan Year ending in the calendar year in which the Participant attains age 70 1/2, the April 1 next following the close of the calendar year in which the Participant attains age 70 1/2.

5.13    Nonalienation of Benefits.

(c)
No benefit payable to any person under the Plan shall be subject to anticipation or assignment by such person or to attachment by or the interference or control of any creditor, or be taken or reached by any legal or equitable process in satisfaction of any debt or liability prior to actual receipt; provided, however, that this provision shall be inapplicable to the extent otherwise provided in a qualified domestic relations order within the meaning of Section 414(p) of the Code.

(d)
the non-alienation rule of Section (a) above shall not apply to any offset, as defined by the Administrator, of a Participant’s benefit(s) under the Plan against an amount that the Participant is ordered or required to pay to the Plan if:

(i)
the order or requirement to pay arises (1) under a judgment of conviction for a crime involving the Plan; (2) under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of the ERISA; or (3) pursuant to a settlement agreement between the Secretary of the United States Department of Labor and the Participant, or a settlement agreement between the Pension Benefit Guaranty Corporation and the Participant, in connection with a violation (or alleged violation) of Part 4 of Subtitle B of Title I of ERISA by a fiduciary (as defined in Section 3(21) of ERISA) or any other person; and

(ii)
the judgment, order, decree, or settlement agreement expressly provides for the offset of all or part of the amount ordered or required to be paid to the Plan against the Participant’s benefit(s) provided under the Plan; and

(iii)
in a case in which the survivor annuity requirements of Section 205 of ERISA or Section 401(a)(11) of the Code apply with respect to distributions from the Plan to the Participant, if the Employee has a spouse at the time at which the offset is to be made;

(1)	either:

(A)
such spouse has consented in writing to such offset and such consent is witnessed by a notary public or Plan representative designated by the Administrator (or it is established to the satisfaction of such Plan representative that such consent may not be obtained by reason of circumstances described in Section 205(c)(2)(5) of ERISA or Section 417(a)(2)(B) of the Code, or

(B)
an election to waive the right of the spouse to a qualified joint and survivor annuity or a qualified preretirement survivor annuity is in effect in accordance with the requirements of Section 205(c) of ERISA or Section 417(a) of the Code; or

(2)	such spouse is ordered or required in such judgment, order, decree, or settlement to pay an amount to the Plan in connection with a violation of Part 4 of Subtitle B of Title I of ERISA; or

(3)
in such judgment, order, decree, or settlement, such spouse retains the right to receive the survivor annuity under a qualified joint and survivor annuity provided pursuant to Section 205(a)(1) of ERISA or Section 401(a)(11)(A)(i) of the Code, and under a qualified preretirement survivor annuity provided pursuant to Section 205(a)(2) of ERISA or Section 401(a)(11)(A)(ii) of the Code, determined in accordance with Section 206(d)(5) of ERISA and Section 401(a)(13)(D) of the Code.

5.14    Distributions Required by a Qualified Domestic Relations Order. To the extent required by a qualified domestic relations order, within the meaning of Section 414(p) of the Code, the Administrator shall make distributions of a Participant’s benefit to alternate payees named in such order in a manner consistent with the distribution options otherwise available under the Plan, regardless of whether the Participant is otherwise entitled to a distribution at such time under the Plan.
5.15    No Vested Rights. A Participant who terminates employment with the Company and the Affiliated Companies for reasons other than retirement, disability or death and who has no vested benefit under the Plan shall be deemed to receive a distribution of zero benefits hereunder and shall promptly forfeit all rights to all benefits under the Plan.
5.16    Incapacity of Payee. Subject to applicable regulations of the Secretary of the Treasury or the Secretary of Labor, if any person to whom a benefit is payable under the Plan is, in the opinion of the Administrator, incapable for any reason of handling his affairs at the time payment thereof is due, such payment (unless prior demand therefor is made to the Administrator or the Trustee by a duly qualified guardian or other legally qualified representative of such person) may be made to such person or persons comprised in the class consisting of the spouse, parents, brothers, sisters or issue of the person to whom the benefit is payable as the Administrator may determine, and each payment made pursuant to such determination shall constitute a full discharge of all liability under the Plan with respect thereto.
5.17    In-Service Distributions. A Participant who has attained age 59½ may elect at any time thereafter and prior to separation from employment, subject to such rules as the Administrator may prescribe, to receive a distribution of all or any portion of the non-forfeitable amounts held in his accounts, including amount attributable to Elective Contributions. An in-service distribution pursuant to this Section shall be made by giving 30 days prior written notice to the Administrator (provided, however that such 30-day notice may be waived in whole or in part by the Administrator, acting in its discretion provided further that the exercise of such waiver authority may not be arbitrary, capricious or discriminatory) in a form acceptable to the Administrator and shall be effective as soon as is administratively feasible. Such notice when made shall be irrevocable. A Participant shall be entitled to receive an in-service distribution at such times and/or with respect to such period(s) as the Administrator may establish on a reasonable and uniform basis.
ARTICLE VI

Withdrawals
6.1    Hardship Withdrawals.

(a)
Amount of Withdrawal. A Participant who has suffered a financial hardship, as determined by the Administrator in accordance with the provisions of this Section, may elect to withdraw from the Trust Fund an amount not to exceed his vested interest in his Accounts, determined as of the date upon which written notice of such election is received by the Administrator. The withdrawal may not exceed the amount required to meet the financial hardship of the Participant (provided that such 30-day notice may be waived in whole or in part by the Administrator acting in its discretion provided however that the exercise of such waiver authority shall not be arbitrary, capricious or discriminatory).

Such a withdrawal shall be made by giving 30 days prior written notice to the Administrator (provided that such 30-day notice may be waived, in whole or in part, by the Administrator, acting in its discretion, provided further that the exercise of such waiver authority shall not be arbitrary, capricious or discriminatory) on a form provided by him and shall be effective as soon as is administratively feasible. Such notice when made shall be irrevocable.

Withdrawals will be charged first to the Participant’s Elective Contributions, next to his Company Matching Contribution Account, his Employer Profit Sharing Contribution Account and the balance, if any, will be charged to his Non-Elective Contribution Accounts; provided, that any changes to his Elective Contribution Accounts shall be made first to the account having the larger balance.

(b)	Immediate and Heavy Financial Need. For purposes of this Section 7.1, financial hardship shall consist of:

(i)
expenses for medical care described in Section 213(d) of the Code, or necessary to obtain such care, incurred by the Participant, his spouse or any of his dependents (as defined in Section 152 of the Code);

(ii)	the purchase (excluding mortgage payments) of a principal residence of the Participant;

(iii)	the payment of tuition, fees or room and board for the next 12-month period of post‑secondary education for the Participant, his spouse, children or dependents; or

(iv)	the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of his principal residence.
The Administrator shall determine whether there is an immediate and heavy financial need on the basis of such written evidence furnished by the Participant as the Administrator may require. The Participant shall also provide evidence that he has obtained all other distributions (other than hardship distributions) and all nontaxable loans currently available under the Plan and all other plans maintained by the Company and the Affiliated Companies.

(c)
Effect of Hardship Distribution. If a Participant receives a hardship distribution, then any Elective Contribution election or other cash‑or‑deferred or employee contribution election in effect with respect to the Participant under the Plan (or any other qualified plan maintained by the Company or an Affiliated Company) shall be suspended for the 6‑month period beginning with the date the Participant receives the distribution, and the amount of Elective Contributions made for the benefit of the Participant, together with any elective deferrals made on behalf of the Participant under any other plan maintained by the Company or an Affiliated Company for the calendar year immediately following the calendar year of the hardship distribution must not exceed the applicable limit under Section 402(g) of the Code for such next calendar year, less the amount of such contributions made on behalf of the Participant for the calendar year of the hardship distribution.

6.2    Loans To Participants. Subject to the conditions of this Section 7.2, loans shall be made from the Trust to Participants upon the written request of the Participant.

(a)
The Administrator shall prescribe such rules and procedures as it deems necessary or appropriate to carry out the purposes of this Section. All such rules and procedures shall be considered part of the Plan for purposes of Department of Labor Regulation Section 2550.408b-1(d).

(b)	The following limitations shall apply in determining the amount of any loan under the Plan:

(iii)
The amount of the loan, together with any other outstanding indebtedness of the Participant under the Plan or any other qualified retirement plans of the Company, shall not exceed $50,000 reduced by the excess of (A) the highest outstanding loan balance of the Participant from such plans during the one-year period ending on the day prior to the date on which the loan is made, over (B) the Participant’s outstanding loan balance from such plans immediately prior to the loan.

(iv)	The amount of the loan shall not exceed 50 percent of the Participant’s nonforfeitable interest in his Accounts, determined as of the Valuation Date immediately preceding the date of the loan.

(c)
Each loan shall be evidenced by a note signed by the Participant and shall be secured by 50 percent of his nonforfeitable interest in his Accounts, excluding his Employer Special Share Account. The loan shall bear interest at an annual percentage interest rate to be determined by the Administrator. In determining the interest rate, the Administrator shall take into consideration interest rates currently being charged by persons in the business of lending with respect to loans made in similar circumstances. The Administrator shall make such determination through consultation with one or more lending institutions, as the Administrator deems appropriate.

(d)
Each loan made to a Participant who is receiving regular payments of Compensation from the Company shall be repayable by payroll deduction. Loans made to Participants where payroll deduction is not practicable shall be repayable in such manner as the Administrator may from time to time determine. Loan payments shall be made not less frequently than quarterly, over a specified term as determined by the Administrator, in substantially level payments. Such term shall not exceed five years unless the loan is being applied toward the purchase of a principal residence for the Participant. Loan payments will be suspended to the extent required by Section 414(u)(4) of the Code.

(e)
If, at the time distribution of benefits is to be made or commence to a Participant or his beneficiary, there remains any unpaid balance of a loan under the Plan, such unpaid balance shall, to the extent consistent with Department of Labor Regulations, become immediately due and payable in full. Such unpaid balance, together with any accrued but unpaid interest on the loan, shall be deducted from the Participant’s Accounts subject to the default provisions below, before any distribution of benefits is made.

(f)
In the event of a default in making any payment of principal or interest when due under the note evidencing any loan under this Section, if such default continues for more than 14 days after written notice of the default by the Trustee, the unpaid principal balance of the note shall immediately become due and payable in full. Such unpaid principal, together with any accrued but unpaid interest, shall thereupon be deducted from the Participant’s Accounts, subject to the further provisions of this Section. The amount so deducted shall be treated as distributed to the Participant and applied by him as payment of the unpaid interest and principal (in that order) under the note evidencing such loan. In no event shall the Administrator apply the Participant’s Accounts to satisfy his repayment obligation, whether or not he is in default, unless the amount so applied could otherwise be distributed in accordance with the Plan.

(g)
The note evidencing a loan to a Participant shall be an asset of the Trust which is allocated to the Accounts of the Participant and shall for purposes of the Plan be deemed to have a value at any given time equal to the unpaid principal balance of the note plus the amount of any accrued but unpaid interest.

(h)
Loans shall be made available under this Section 7.2 to all Participants on a reasonably equivalent basis, except that the Administrator may make reasonable distinctions based on creditworthiness and financial need.

(i)
For purposes of this Section 7.2, a former Participant or beneficiary who is a party in interest with respect to the Plan, within the meaning of Section 3(14) of ERISA, shall be treated as a Participant.

(j)
To the extent, if any, that the Participant’s benefit is subject to Sections 401(a)(11) and 417 of the Code, the written consent of the Participant’s spouse to the loan must be obtained in accordance with Section 6.13.

ARTICLE VII

Top‑Heavy Provisions
7.1    Top‑Heavy Minimum Contributions. Notwithstanding any other provision of the Plan, for any Plan Year which is a top‑heavy plan year, each Participant who is a Participant on the last day of such Plan Year and who is not a key employee shall be entitled to receive a minimum contribution under the Plan equal to the lesser of (a) three percent of his total Compensation from the Company for such Plan Year or (b) if the Company or Affiliated Company does not maintain a defined benefit plan required to be aggregated with the Plan, the largest percentage of Compensation contributed on behalf of a key employee for such Plan Year. Notwithstanding the foregoing, no minimum contribution will be required with respect to a Participant who is also covered by another top‑heavy plan of the Company or an Affiliated Company under which he receives the top‑heavy minimum contribution or the top‑heavy defined benefit minimum.
7.2    Top‑Heavy Vesting. Notwithstanding any other provision of the Plan, for each Employee who is a Participant at any time during a top‑heavy plan year the nonforfeitable percentage of the Participant’s accounts attributable to Company contributions shall be determined in accordance with the following schedule:
If the period of his
Credited Service is:                    The percentage shall be:
Less than 2 years        0%
2 years but less than 3 years        20%
3 years but less than 4 years        40%
4 years but less than 5 years        60%
5 or more years        100%
7.3    Definitions. For purposes of these top‑heavy provisions, the following terms have the following meanings:

(a)
“key employee” means any Employee or former Employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the Company having annual Compensation greater than $130,000 (as adjusted under Section 416(i)(l) of the Code), a 5-percent owner of the Company, or a 1-percent owner of the Company having annual Compensation of more than $150,000. For this purpose, annual Compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder; and

(b)
“top‑heavy plan year” means a Plan Year if the sum of the account balances of all key employees under the Plan and each other defined contribution plan (as of the applicable determination date of each such plan) which is aggregated with the Plan, plus the sum of the present values of the total accrued benefits of all key employees under each defined benefit plan (as of the applicable determination date of each such plan) which is aggregated with the Plan exceeds 60 percent of the sum of such amounts for all Employees and former Employees (other than former key employees, but including beneficiaries of former Employees) under the Plan and all such plans. For purposes of these determinations:

(iii)	The foregoing determination will be made in accordance with the provisions of Section 416 of the Code and the regulations thereunder, which are specifically incorporated herein by reference.

(iv)
The term “determination date” means, with respect to the initial plan year of a plan, the last day of such plan year and, with respect to any other plan year of a plan, the last day of the preceding plan year of such plan. The term “applicable determination date” means, with respect to the Plan, the determination date for the Plan Year of reference and, with respect to any other plan, the determination date for any plan year of such plan which falls within the same calendar year as the applicable determination date of the Plan.

(v)
Accrued benefits or account balances under a plan will be determined as of the most recent valuation date of the plan in the 12‑month period ending on the applicable determination date of the plan; provided, however, that in the case of a defined benefit plan such valuation date must be the same date as is employed for minimum funding purposes, and in the case of a defined contribution plan the value so determined will be adjusted for contributions made after the valuation date to the extent required by applicable regulations.

(vi)
If any individual has not received any compensation from the Company or an Affiliated Company maintaining a plan (other than benefits under the plan) at any time during the five-year period ending on the applicable determination date with respect to such plan, any accrued benefit for such individual (and the account of such individual) under such plan shall not be taken into account.

(vii)
Each plan of the Company or an Affiliated Company (whether or not terminated) in which a key employee participates, and any other plan of the Company or an Affiliated Company which enables a plan referred to in the preceding clause to satisfy the requirements of Sections 401(a)(4) and 410 of the Code, shall be aggregated with the Plan. Any plan of the Company or an Affiliated Company not required to be aggregated with the Plan may nevertheless, at the discretion of the Administrator, be aggregated with the Plan if the benefits and coverage of all aggregated plans would continue to satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

(viii)	The determination of the present value of accrued benefits under a defined benefit plan shall be made on the basis of the funding assumptions employed by such plan.
7.4    Determination of Top Heavy Status. Notwithstanding any provision of this Article VIII to the contrary, the following shall apply for purposes of determining the account balances of Employees as of the determination date. The present value of accrued benefits and the amounts of account balances of an Employee as of the determination date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Section 416(g)(2) of the Code during the 1-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than separation from service, death, or disability, this provision shall be applied by substituting “5-year period” for “l-year period.” The accrued benefits and accounts of any individual who has not performed services for the Company during the l-year period ending on the determination date shall not be taken into account.
7.5    Matching Contributions. Company Matching Contributions, if applicable, shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code under the Plan. The preceding sentence shall apply with respect to Company Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Company Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purpose of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

ARTICLE VIII

Trustee
8.1    Appointment. A Trustee for the Plan shall be appointed by MacDermid, Incorporated and named in a Trust Agreement executed by MacDermid, Incorporated, and, upon acceptance thereof, the Trustee shall perform the duties and exercise the authority of the Trustee as set forth in the Plan and Trust Agreement. All cash and other assets of the Plan shall, until disposed of pursuant to the provisions of the Plan, be held in the possession of the Trustee.
8.2    Removal and Replacement. MacDermid, Incorporated shall reserve the right to remove the Trustee at any time and to appoint a successor Trustee.
8.3    Changes in Trust Arrangements. The Company may from time to time enter into such further agreements with the Trustee or other parties and make such amendments to trust agreements as it may deem necessary or desirable to carry out the Plan, and it may take such other steps and execute such other instruments as may be deemed necessary or desirable to put the Plan into effect or to carry it out.
8.4    Group or Common Trust Funds. The provisions of any group or common trust fund in which any trust under the Plan participates shall be deemed part of the Plan with respect to the Plan assets invested therein, but only as long as such group or common trust fund remains qualified under Section 401(a), and exempt from taxation under Section 501(a), of the Code.

ARTICLE IX

Administration of Plan
9.1    Allocation of Fiduciary Responsibility. The Fiduciaries under the Plan shall have only those specific powers, duties, responsibilities and obligations as are specifically given them under the Plan or the Trust Agreement. The Company shall have the sole responsibility for making the contributions provided for under Sections 4.1 and 4.5. The Board of Directors shall have the sole authority (a) to appoint and remove or replace the Trustee, the Administrator, and the Investment Committee, (b) to amend or terminate, in whole or in part, the Plan or the Trust Agreement, (c) to direct the Trustee as to the investment of all or part of the Trust Fund in a specific manner, including under the management of an Investment Manager pursuant to such contractual arrangements as it shall specify, (d) to delegate to an Investment Committee appointed by it the authority to so direct investments, and to establish and discontinue such separate investment funds under Section 5.9 as the Committee shall in its sole discretion from time to time determine. The Administrator shall have the sole responsibility for the administration of the Plan, which responsibility is specifically described in the Plan and the Trust Agreement. The Trustee shall have the sole responsibility for the administration of the Trust Fund and the management of the assets held under the Trust Agreement, except as otherwise directed by the Board of Directors or the Investment Committee and except for assets managed by an Investment Manager, all as specifically provided in the Plan and the Trust Agreement. The Investment Committee shall have such authority and responsibility to direct investments and appoint Investment Managers as may be delegated to it by the Board of Directors.
Any directions given, information furnished, or action taken by a Fiduciary, with respect to the Plan or Trust Fund shall be in accordance with the provisions of the Plan and the Trust Agreement, as the case may be, authorizing or providing for such direction, information or action. To the extent permitted by law, each Fiduciary may rely upon the direction, information or action of any other Fiduciary as being proper under the Plan and the Trust Agreement and is not required to inquire into the propriety of any such direction, information or action. It is intended that each Fiduciary shall be responsible for the proper exercise of its powers, duties, responsibilities and obligations under the Plan and the Trust Agreement and that no Fiduciary shall be responsible for any act or failure to act of another Fiduciary. No Fiduciary guarantees the Trust Fund in any manner against investment loss or depreciation in asset value.
9.2    Appointment of Administrator. The Plan shall be administered by the Administrator who shall be appointed by and serve at the pleasure of the Board of Directors. All usual and reasonable expenses of the Administrator may be paid in whole or in part by the Company, and any expenses not paid by the Company shall be paid by the Trustee out of the principal or Income of the Trust Fund. If the Administrator is an Employee he shall not receive compensation with respect to his services as Administrator.   The Administrator may also appoint one or more assistant administrators and other persons, who shall serve at his pleasure, to assist him in the administration of the Plan and may allocate and delegate his fiduciary responsibilities under the Plan by written instrument in accordance with Section 405 of ERISA.
9.3    Power and Duties. In addition to such powers and duties as may be specified elsewhere in this instrument, the Administrator shall have the discretionary authority to

(a)	make and enforce such rules as he deems necessary or proper for the administration of the Plan;

(b)	determine all matters relating to the eligibility of persons to become Participants in the Plan and determine whether or not any eligible Employee has become a Participant in the Plan;

(c)	determine whether and when the employment of any Participant has been terminated and, if material to a determination of the benefits of such Participant, the cause of such termination;

(d)
decide all questions and disputes which may arise from time to time with respect to the rights under the Plan of Employees, Participants and all other persons who may be entitled to benefits under the Plan;

(e)
compute, or cause to be computed, the amount of benefits which will be payable to any Participant or other person, to determine the person or persons to whom such benefits will be paid and to authorize the payment of such benefits;

(f)
from time to time in writing furnish to the Trustee all such information, data and directions as may be required by the Trustee or the terms of this instrument for the performance by the Trustee of its duties hereunder;

(g)
determine such matters as may from time to time be submitted to him by the Trustee which the Trustee states to be necessary for it properly to discharge its duties, powers and obligations under this instrument;

(h)
keep, or cause to be kept, such books and records as may be necessary or appropriate for the orderly administration of the Plan, all such books and records to be open to inspection at any time by the Company;

(i)
execute and file, or cause to be executed and filed, such reports or other documents, and make, or cause to be made, such disclosures, as the Plan or any one acting for the Plan may be required to execute and file or make by any applicable law or statute now or hereafter enacted, unless otherwise provided by such law or statute;

(j)	interpret and construe any and all of the provisions of this instrument and any and all documents and materials developed, maintained or used in connection with the administration of the Plan; and

(k)	perform all such other duties and acts as may be required to be performed by the Administrator by the terms of this instrument and the operation of the Plan.
9.4    Effect of Interpretation or Determination. Any interpretation of the Plan or other determination with respect to the Plan by the Administrator shall be final and conclusive on all persons in the absence of clear and convincing evidence that the Administrator acted arbitrarily and capriciously.
9.5    Nondiscriminatory Exercise of Authority. Whenever, in the administration of the Plan, any discretionary action by the Administrator is required, he shall exercise his authority in a nondiscriminatory manner so that all persons similarly situated will receive substantially the same treatment.
9.6    Named Fiduciary. The Administrator will be a “named fiduciary” for purposes of Section 402(a)(1) of ERISA with authority to control and manage the operation and administration of the Plan, except that he will have no authority over the investment of the assets of the Trust Fund.
9.7    Indemnification. The Company agrees to indemnify the Administrator and save him harmless against any and all liability occasioned by or arising out of any action taken, suffered or omitted in good faith by him.
9.8    Examination of Records. The Administrator will make available to each Participant such of its records as pertain to him, for examination at reasonable times during normal business hours.
9.9    Claims and Review Procedures.

(a)
Claims Procedure. If any person believes he is being denied any rights or benefits under the Plan, such person may file a claim in writing with the Administrator. If any such claim is wholly or partially denied, the Administrator will notify such person of its decision in writing. Such notification will contain (i) specific reasons for the denial, (ii) specific reference to pertinent Plan provisions, (iii) a description of any additional material or information necessary for such person to perfect such claim and an explanation of why such material or information is necessary and (iv) information as to the steps to be taken if the person wishes to submit a request for review. Such notification will be given within 90 days after the claim is received by the Administrator (or within 180 days, if special circumstances require an extension of time for processing the claim, and if written notice of such extension and circumstances is given to such person within the initial 90‑day period). If such notification is not given within such period, the claim will be considered denied as of the last day of such period and such person may request a review of his claim.

(b)
Review procedure. Within 60 days after the date on which a person receives a written notice of a denied claim (or, if applicable, within 60 days after the date on which such denial is considered to have occurred) such person (or his duly authorized representative) may (i) file a written request with the Administrator for a review of his denied claim and of pertinent documents and (ii) submit written issues and comments to the Administrator. The Administrator will notify such person of its decision in writing. Such notification will be written in a manner calculated to be understood by such person and will contain specific reasons for the decision as well as specific references to pertinent Plan provisions. The decision on review will be made within 60 days after the request for review is received by the Administrator (or within 120 days, if special circumstances require an extension of time for processing the request, such as an election by the Administrator to hold a hearing, and if written notice of such extension and circumstances is given, to such person within the initial 60‑day period). If the decision on review is not made within such period, the claim will be considered denied.
9.10    Membership of Investment Committee. The Investment Committee shall be comprised of the number of persons determined by the Board of Directors and appointed in writing by MacDermid, Incorporated. Any member of the Committee may at any time be removed from office by MacDermid, Incorporated by notice in writing delivered or mailed by registered mail, postage prepaid, to such member and to each other member of the Committee. Such removal shall be effective on the date specified therein or, if no date is specified, on the fifth day next following the date of such notice. Whenever a member of the Committee who is an Employee of the Company shall cease to be such Employee, he shall automatically cease to be a member of the Committee. Any member of the Committee may resign by instrument in writing delivered or mailed by registered mail, postage prepaid, to the Corporation. Such resignation shall be effective on the date specified therein or, if no date is specified, on the fifth day next following the date of such instrument. Each vacancy in the Committee, however arising, shall be filled by MacDermid, Incorporated by the appointment in writing of a successor; provided, that if, after the expiration of a period of 30 days following receipt by the Corporation from the remaining members of the Committee of a written request to fill any such vacancy, MacDermid, Incorporated shall have failed to do so, the remaining members of the Committee shall have the power to fill the same by instrument in writing delivered or mailed by registered mail, postage prepaid, to the Corporation and to the Trustee. During the existence of a vacancy on the Committee the remaining members thereof shall have and may exercise all the powers and authority of the Committee.
9.11    Action by Investment Committee. The Committee shall act by a majority (but not less than two) of its members; provided, that no member of the Committee shall vote or decide upon any matter relating to himself as a Participant, but all such matters shall be voted or decided by the other members of the Committee and in case they do not agree may be determined by the Trustee, and the vote, decision or determination of such other members or the Trustee, as the case may be, shall be final, binding and conclusive upon the interested member of the Committee. A formal meeting of the Committee need not be called or held for the purpose of making any decision, but decisions may be made and evidenced by a written document signed by a majority of the Committee. A Committee member who, within a reasonable time after he has knowledge of any action or failure to act by the majority, registers his dissent in writing with the other members of the Committee and the Corporation shall not be responsible for such action or failure to act.
9.12    Investment Instructions. The Committee shall have the authority to select the separate investment funds within the Trust Fund and, to the extent investments are not directed by Participants in accordance with Section 5.6, to instruct the Trustee regarding the investment and reinvestment of the Trust Fund and may delegate such authority to the Administrator. All such instructions to the Trustee shall be in writing and, if such instructions are given by the Committee, shall be signed by a majority of the Committee members. Except to the extent otherwise provided by applicable law, in acting pursuant to written instructions of the Committee or the Administrator, the Trustee shall not be liable for any loss resulting from following such written instructions.
9.13    Nondiscrimination and Standard of Care. In exercising the powers and duties vested in them under this instrument, neither the Administrator nor the Committee shall discriminate among Participants, each of whom shall be given the same consideration under like circumstances, and all such powers and duties shall be discharged with the care, skill, prudence and diligence under the circumstances that a prudent person acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, and in accordance with the terms of the documents and instruments governing the Plan.
9.14    Payment of Expenses. All costs and expenses incurred in the administration of the Plan, including fees and expenses of the Trustee, shall be paid by the Company or, to the extent not paid by the Company, by the Plan. Taxes, if any, upon, or in respect of, any assets held by the Trustee or income therefrom, which are payable by the Trustee, shall be charged against the applicable Accounts of Participants as the Trustee and the Administrator shall determine.
9.15    Compensation and Indemnification. Neither the Administrator nor the Committee shall be entitled to compensation for their services, but the Company agrees to reimburse the Administrator and the Committee for any and all necessary expenses incurred by them. The Company agrees to indemnify and save harmless each of the Administrator and the members of the Committee against any and all liability occasioned by or arising out of any action taken, suffered or omitted in good faith by him. Any reasonable expenses incurred in administering the Plan may be paid by the Company, or to the extent not paid by the Company, from the Trust Fund. The indemnification obligations of the Company under this Section 10.15 shall survive the termination of the Plan and Trust Fund.

ARTICLE X

Amendment and Termination
10.1    Amendment. MacDermid, Incorporated shall have the right, at any time and from time to time, to modify or amend this instrument or any of its provisions by action of the Board of Directors, each such modification or amendment to be by instrument in writing, executed by MacDermid, Incorporated; provided, that no such modification or amendment shall be such, or shall be so construed, as to:

(a)	cause or permit any assets of the Trust Fund to be diverted to purposes other than the exclusive benefit of Participants and their beneficiaries (as provided in Section 12.2);

(b)
amend the Plan’s vesting schedule unless the Plan, as amended, provides that each Participant whose nonforfeitable benefit derived from Company contributions is determined under such schedule and who has completed at least three years of Credited Service may elect during the election period (as hereinafter defined) to have the nonforfeitable portion of his or her benefit derived from Company contributions determined without regard to such amendment. Notwithstanding the preceding sentence, no election need be provided for any Participant whose nonforfeitable benefit under the Plan, as amended, at any time cannot be less than such nonforfeitable benefit determined without regard to such amendment. For purposes of this paragraph, the “election period” must begin no later than the date the Plan amendment is adopted and end no earlier than the latest of the following dates:

(vi)	the date which is 60 days after the day on which the amendment is adopted,

(vii)	the date which is 60 days after the day on which the amendment becomes effective, or

(viii)	(the date which is 60 days after the day on which the Participant is issued written notice of the Plan amendment by the Company or Administrator; or

(c)	reduce without his consent the benefits then accrued of any Participant in the Plan; or

(d)	change, without the prior written consent of the Trustee or Administrator, as the case may be, any of the powers, rights, duties or obligations of the Trustee or Administrator, as the case may be, unless such modification or amendment is necessary or appropriate in order to qualify the trust hereunder as an exempt trust under the provisions of Section 401(a) and 501 of the Code, or to retain for the trust such qualified status. The Company (including its successors(s) and assign(s)) hereby reserves the right to amend the Plan after the Plan Termination Date if determined to be necessary or appropriate to maintain the tax-qualified status of the terminated Plan or to the administration of the terminated Plan pending the liquidation of the Trust Fund and the distribution of benefits.
10.2    Termination. Although MacDermid, Incorporated expects to continue the Plan indefinitely, it expressly reserves the right to terminate it any time by instrument in writing, such termination to be effective on the date specified in such instrument. From and after the termination date so specified, no further contributions shall be made by the Company and the Trustee shall forthwith proceed with the liquidation of the Trust Fund and each person who is a Participant in the Plan or entitled to benefits under the Plan on said date shall be entitled to a nonforfeitable benefit, payable in a single lump sum payment, equal in amount to that proportion of the value (after such liquidation and the payment of the expenses of liquidation and termination) of the Trust Fund which the net credit balance in the accounts maintained on behalf of such Participant on said termination date bears to the total of all net credit balances in the accounts of all Participants on said termination date. In the event that a partial termination of the Plan shall be deemed to have occurred, each Participant affected shall be entitled to a nonforfeitable benefit equal in amount to the net credit balance in the accounts maintained on behalf of such Participant as of the date such partial termination is deemed to have occurred. Although a suspension of Company contributions may occur without being deemed a termination of the Plan, the permanent discontinuance by the Company of further contributions under the Plan shall be deemed to be a termination by the Company of the Plan as hereinbefore provided. If the Company or an Affiliated Company maintains a defined contribution plan (other than an employee stock ownership plan as defined in Section 4975(e)(7) of the Code), a Participant’s benefit will not be distributed without the Participant’s consent.
10.3    Notices with Respect to Termination. No payment of benefits or distribution of assets shall be made by the Trustee hereunder until receipt by it of written confirmation from the Company that it has given all notices and prepared and filed all reports which may be required by law.

ARTICLE XI

Miscellaneous Provisions
11.1    Participant and Employee Rights. This instrument and the Plan embodied herein and established hereby shall not be deemed to give any Participant or any Employee the right to be retained in the employ of the Company or an Affiliated Company, or confer on or create in any Participant or any Employee any rights of any name or nature, legal or equitable, except such as are expressly set forth herein. Neither anything contained in this instrument nor any action taken by the Company hereunder shall in any way prevent the Company or an Affiliated Company from terminating at any time the employment of any Employee or Participant, present or future, nor subject it to any liability under this instrument for any such termination.
11.2    Exclusive Benefit. This instrument and the Plan embodied herein and established hereby are for the exclusive benefit of the Employees of the Company. No part of the assets of the Trust Fund shall be held for purposes other than the exclusive benefit of Participants and their beneficiaries and the payment of expenses of administering the Plan and Trust Fund. Except as provided in Section 4.9, no funds paid to the Trustee under the Plan and no funds or property at any time held by the Trustee hereunder shall revert or inure to the possession, ownership or control of the Company.
11.3    Release by Participants. Except to the extent that it relieves the Company, the Administrator or the Trustee from responsibility or liability for any responsibility, obligation or duty owing to the Plan or any Participant, any payment to any Participant or to any person entitled to a benefit under the Plan, made in accordance with the provisions of this instrument, shall to the extent thereof be in full satisfaction of all claims against any or all of the Trustee, the Administrator and the Company, any of whom may require such Participant or person, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Trustee, the Administrator or the Company, as the case may be.
11.4    Merger. In the event of any merger or consolidation of the Plan with any other plan, or in the event of any transfer of assets and liabilities from the Plan to any other plan, the assets of the Plan applicable to any Participant shall be transferred to such other plan only if the benefit to which such Participant is entitled immediately after the merger, consolidation or transfer (determined as if the plan had then terminated) is equal to or greater than the benefit which he would have been entitled to receive if the Plan had terminated immediately prior to such merger, consolidation or transfer.
11.5    Governing Law. This instrument shall be construed, and the rights and liabilities of all persons hereunder shall be determined, in accordance with the laws of the State of Connecticut, to the extent not preempted by ERISA.

IN WITNESS WHEREOF, MacDermid, Incorporated has caused this instrument to be duly executed in the name and on its behalf this 11th day of February, 2014.
MACDERMID, INCORPORATED

By: /s/ Frank J. Monteiro
    Chief Financial Officer